United States
Securities and Exchange Commission
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for use of the Commission Staff Only (as permitted by Rule 14a-6(e) (2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Sec.240.14a-12

(Name of Registrant as Specified in its Charter)
___________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)Title of each class of securities to which transaction applies:
___________________________________________________________

(2)Aggregate number of securities to which transaction applies:
___________________________________________________________

(3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
___________________________________________________________

(4)Proposed maximum aggregate value of transaction:
___________________________________________________________

(5)Total fee paid:
___________________________________________________________

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of filing.

(1)Amount Previously paid:
___________________________________________________________

(2)Form, Schedule or Registration Statement No.:
___________________________________________________________

(3)Filing Party:
___________________________________________________________

(4)Date Filed:
___________________________________________________________

Notice of Annual Meeting of Shareholders and Proxy Statement
To the Shareholders of 1st Source Corporation:
The Annual Meeting of Shareholders of 1st Source Corporation will be held virtually via live webcast at www.virtualshareholdermeeting.com/SRCE2023, on April 20, 2023, at 8:00 a.m. Eastern Daylight Time, for the purpose of considering and voting upon the following matters:
1.    Election of Directors. Election of four directors for terms expiring in 2026. (Pages 3-5)
2.    Advisory Approval of Executive Compensation. Approval of the compensation of 1st Source Corporation’s executive officers disclosed in this proxy statement. (Pages 41-42)
3.    Advisory Approval of Frequency of Future Advisory Votes on Executive Compensation. (Page 43)
4.    Ratification of the appointment of FORVIS, LLP as 1st Source Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2023. (Page 43)
5.    Other Business. Such other matters as may properly come before the meeting or any adjournment thereof.
Shareholders of record at the close of business on February 15, 2023, are entitled to vote at the meeting.
By Order of the Board of Directors,
John B. Griffith
Secretary

South Bend, Indiana
March 10, 2023

Please date and sign the proxy and return it promptly. If you do attend the meeting, you may, nevertheless, vote in person and revoke a previously submitted proxy.

1st SOURCE CORPORATION
P.O. Box 1602 ● South Bend, Indiana 46634
PROXY STATEMENT
This Proxy Statement is furnished in connection with the 2023 Annual Meeting of Shareholders of 1st Source Corporation (“1st Source” or “the Company”).
When and where is the Annual Meeting? April 20, 2023, at 8:00 a.m. Eastern Daylight Time (“EDT”). The 2023 Annual Meeting will be held virtually via live webcast at www.virtualshareholdermeeting.com/SRCE2023. To participate in the virtual Annual Meeting, you must log-in using the 16-digit control number included on your notice of Internet availability of the proxy materials, on your proxy card, or on the instructions that accompanied your proxy materials. You may begin to log into the meeting platform beginning at 7:30 a.m. EDT on April 20, 2023. Shareholders should give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the meeting. If you experience any technical difficulties during the meeting, a toll-free number will be available on our virtual shareholder meeting site for assistance.
Shareholders will also be able to vote and submit questions during the virtual meeting using the directions on the meeting website that day. All shareholders will need their control number to vote or ask questions. Whether or not shareholders plan to attend the virtual Annual Meeting, 1st Source urges all shareholders to vote in advance of the meeting by one of the methods described in these proxy materials for the Annual Meeting.
Who may vote at the meeting? Shareholders of record at the close of business on February 15, 2023, will be eligible to vote at the Annual Meeting. If shares are held in “street name,” shareholders must obtain a legal proxy from their broker to vote in person.
Why did I receive a notice regarding the Internet availability of proxy materials instead of paper copies of the proxy materials? We are using the SEC notice and access rule that allows us to furnish our proxy materials over the Internet to our shareholders instead of mailing paper copies of those materials to each shareholder. As a result, beginning on or about March 10, 2023, we sent our shareholders (other than those who had previously requested to receive only printed copies of our proxy materials) by mail or email a notice containing instructions on how to access our proxy materials over the Internet and vote online. This notice is not a proxy card and cannot be used to vote your shares. If you received a notice this year, you will not receive paper copies of the proxy materials unless you request the materials by following the instructions on the notice or on the website referred to in the notice.
If I am the record holder of my shares, how do I vote? You may vote by:
•Internet: Go to www.proxyvote.com to transmit your voting instructions.
•Telephone: Use any touch-tone telephone to call 1-800-690-6903 and follow the instructions to transmit your voting instructions.
•Mail: Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided.
•Voting in person at the meeting.
Although you may vote by mail, we ask that you vote instead by Internet or telephone, which saves us postage and processing costs.
If you are a beneficial owner and a broker or other fiduciary is the record holder, then you received access to these proxy materials from the record holder. The record holder should have given you instructions for directing how the record holder should vote your shares. It will then be the record holder’s responsibility to vote your shares for you in the manner you direct.
How many shares are outstanding? There were 25,462,488 shares of our common stock outstanding on the record date. The voting securities of 1st Source consist only of Common Stock. Each shareholder is entitled to one vote for each share. Cumulative voting is not authorized.
What is the required vote? Director nominees will be elected upon receipt of a plurality of the votes cast. The ratification of the appointment of the independent auditors and the advisory vote on executive compensation will each be approved if the votes cast in favor exceed those cast against. The advisory vote on the frequency of advisory votes on executive compensation serves to provide information concerning shareholder preferences, so no voting threshold is required to be met for that proposal. The Company knows of no other proposals expected to be presented at the meeting other than the four proposals described herein. Additional proposals, if any, would be approved if votes in favor of such proposal exceed those cast against.
How are abstentions and “non-votes” counted? Abstentions on properly executed proxy cards and shares not voted by brokers and other entities holding shares on behalf of beneficial owners (“broker non-votes”) will be counted for determining a quorum at the meeting. However, abstentions and broker non-votes will not affect the voting results on those matters for which the shareholder has abstained or the broker has not voted.
Who is soliciting proxies? This solicitation is being made by the Board of Directors of 1st Source. The cost of solicitation of proxies will be borne by 1st Source.
How will proxies be solicited? In addition to the use of mails, proxies may be solicited through personal interview, electronic media, telephone, and facsimile by directors, officers and regular employees of 1st Source without additional remuneration therefor.
How may I revoke my proxy? Shareholders may revoke their proxies at any time prior to the meeting by giving written notice to John B. Griffith, Secretary, 1st Source Corporation, Post Office Box 1602, South Bend, Indiana 46634, or by voting in person at the meeting. If you hold your shares in the name of your broker or other fiduciary and desire to change your instructions on how to vote your shares, you will need to contact that party.
When were these materials provided? The approximate date for making available this Proxy Statement and the form of proxy to shareholders is March 10, 2023.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
Beneficial owners of more than 5% of the Common Stock outstanding at February 15, 2023:

	Voting Authority			Investment Authority			Total Beneficial Ownership
Name and Address	Sole	Shared	None	Sole	Shared	None	Amount	% of Class

1st Source Bank (1)(2) 100 North Michigan Street South Bend, IN 46601	647,812	5,174,763	3,689,626	610,884	5,175,126	2,664,632	5,786,010	22.72%

Christopher J. Murphy III (2)(3) Carmen Murphy (2)(4) 100 North Michigan Street South Bend, IN 46601	1,182,268	—	—	1,182,268	56,806	—	4,363,925	17.14%
	653,893	—	—	653,893	2,527,764		4,363,925	17.14%

O.C. Carmichael III (2)(5) 3212 W End Avenue Suite 500 Nashville, TN 37203	63,372	—	—	63,372	1,448,118	—	1,511,490	5.94%

Stanley C. Carmichael (2)(6) 1510 71st St. Fennville, MI 49408	36,730	—	—	36,730	647,760	—	684,490	2.69%

Ernestine C. Nickle (2)(6) 560 Sea Oak Drive Vero Beach, FL 32963	99,446	—	—	99,446	635,884	—	735,530	2.89%

Dimensional Fund Advisors LP (7) Palisades West, Building One, 6300 Bee Cave Road Austin, TX, 78746	1,625,237	—	—	1,654,221	—	—	1,654,221	6.50%

BlackRock, Inc. (8) 55 East 52nd Street New York, NY 10055	1,422,411	—	—	1,462,501	—	—	1,462,501	5.74%
(1)1st Source Bank (“1st Source Bank” or “the Bank”), 1st Source’s subsidiary bank, owns no securities for its own account. These shares are registered in 1st Source Bank’s name or its nominee as fiduciary or agent. The amounts shown as “Shared” in the above table include 5,174,763 shares held in trusts (referred to herein as the “Morris Trusts”) for the benefit of Ernestine M. Raclin, her children, her grandchildren, her great-grandchildren and their spouses, of which 1st Source Bank is the trustee, as further described in Note 2 below. Ms. Raclin is the retired Chairman of the Board of 1st Source, the mother of Carmen C. Murphy and the mother-in-law of Christopher J. Murphy III, Ms. Murphy’s husband.
The amounts shown as “None” in the above table include 1,836,161 shares held by 1st Source Bank as trustee in various trusts or held by 1st Source Bank as agent for shares held by other entities which are included in the totals of Mr. Murphy and Ms. Murphy as described further in Notes 3 and 4 below. 1st Source Bank has no voting or dispositive power over such shares and accordingly disclaims beneficial ownership. These amounts also include 754,273 shares held by participants in the 1st Source Corporation Employee Stock Ownership and Profit Sharing Trust for which the Bank has no voting or investment authority except to the extent imputed by ERISA. The remaining amounts shown as “None” include shares held by 1st Source Bank as trustee in various trusts or held by 1st Source Bank as agent for shares held by other entities. 1st Source Bank has no voting or dispositive power over such shares and accordingly disclaims beneficial ownership.
(2)1st Source Bank is the trustee of all the Morris Trusts (described in Note 1) with voting power and shared power of disposition over shares in the trusts. Ms. Carmen Murphy, Mr. O.C. Carmichael III, Ms. Ernestine C. Nickle and Mr. Stanley Clark Carmichael (each a “family designated representative”) serve as representatives to certain trusts for the benefit of their respective family lines. The shares in each group of respective trusts over which each family designated representative shares dispositive power are as follows:

Ms. Murphy	2,470,958
Mr. O.C. Carmichael III	1,449,161
Ms. Nickle	606,884
Mr. S.C. Carmichael	647,760
Total	5,174,763
The terms of the respective trusts allow the respective family designated representative, as applicable, to direct the trustee to (or appoint a special trustee to) diversify the 1st Source Corporation common stock holdings in the Morris Trusts. The family designated representatives may also (i) direct the trustee to engage an independent proxy service to provide voting recommendations to the trustee, in which case the trustee has agreed to vote the 1st Source Corporation common stock held by the applicable trusts in accordance with the recommendations of such independent proxy service, unless to do so would be contrary to applicable Securities and Exchange Commission (“SEC”) legal and regulatory guidelines and requirements or violate the trustee’s fiduciary obligations, or, (ii) appoint a special trustee, which special trustee would have the power to vote the 1st Source Corporation common stock held by the applicable Morris Trusts. The inclusion of the shares held in the Morris Trusts does not constitute an admission of beneficial ownership by the designated family line representatives for purposes of Section 13(d) or Section 13(g) of the Exchange Act, or for any other purpose.

(3)Mr. Murphy has sole voting and dispositive power over (i) 492,272 shares held in a revocable trust or held directly by Mr. Murphy; (ii) 6,352 shares held by Mr. Murphy in an IRA; (iii) 125,893 shares held in a corporation for which Mr. Murphy serves as president; (iv) 60,862 shares held by Mr. Murphy in the Company’s 401(k) Plan; and (v) 496,889 shares held in two limited partnerships for which Mr. Murphy serves as the general partner. Mr. Murphy and Carmen C. Murphy also share voting and dispositive power over 56,806 shares held in a family foundation. In addition to the shares set forth in the above table, 653,893 shares for which Ms. Murphy has sole voting and dispositive power and 2,470,958 shares held in the Morris Trusts as to which Ms. Murphy shares dispositive power as described above may be attributed to Mr. Murphy as her spouse. Mr. Murphy disclaims beneficial ownership of such shares, and the inclusion of such shares does not constitute an admission of beneficial ownership by Mr. Murphy for purposes of Section 13(d) or Section 13(g) of the Exchange Act, or for any other purpose.
(4)Ms. Murphy has sole voting and dispositive power over (i) 69,293 shares held in a revocable trust; and (ii) 584,600 shares held in a limited liability company for which Ms. Murphy serves as the president and voting member. Ms. Murphy also shares dispositive power over 2,470,958 shares held in the Morris Trusts and Christopher J. Murphy III and Ms. Murphy share voting and dispositive power over 56,806 shares held in a family foundation. In addition to the shares set forth in the above table, 1,182,268 shares for which Mr. Murphy has sole voting and dispositive power may be attributed to Ms. Murphy as his spouse. Ms. Murphy disclaims beneficial ownership of such shares, and the inclusion of such shares does not constitute an admission of beneficial ownership by Ms. Murphy for purposes of Section 13(d) or Section 13(g) of the Exchange Act, or for any other purpose.
(5)As reported in Form 13G filed February 29, 2016.
(6)Information for Ernestine C. Nickle, Andrew Nickle, and Stanley C. Carmichael is as reported in their group Form 13G filed February 9, 2022. Shares reported as owned by Ms. Nickle include 16,922 shares held directly by Andrew Nickle, Ms. Nickle’s spouse.
(7)As reported in Form 13G filed February 10, 2023, Dimensional Fund Advisors LP, in its role as investment advisor for various clients, had sole dispositive and/or voting power of the shares.
(8)As reported in Form 13G filed February 1, 2023, BlackRock, Inc., in its role as a parent holding company, has sole dispositive and/or voting power of the shares.
INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON
The Board of Directors knows of no matters to come before the Annual Meeting other than the matters referred to in this Proxy Statement. However, if any other matters should properly come before the meeting, the persons named in the enclosed proxy intend to vote in accordance with their best judgment. No director, nominee for election as director, or executive officer of 1st Source has any special interest in any matter to be voted upon other than election to the Board of Directors. Executive officers may be considered to have an interest generally in the outcome of the advisory vote on executive compensation. Directors have indicated that they intend to vote for all directors as listed in Proposal Number 1, for Proposal Number 2, selecting an advisory vote by shareholders every three years as requested in Proposal Number 3, and for Proposal Number 4.

PROPOSAL NUMBER 1: ELECTION OF DIRECTORS
The Board of Directors is divided into three (3) groups of directors whose terms expire at different times. At the 2023 Annual Meeting, four directors are to be elected for terms expiring in 2026 or until the qualification and election of a successor. In accordance with the Indiana Business Corporation Law, directors will be elected by a plurality of the votes cast, which means that the director nominees who receive the highest number of votes “for” their election are elected. Instructions to withhold authority will result in a nominee receiving fewer votes but will not count as votes “against” the nominee. Abstentions and shares not voted by brokers are not considered “votes cast.”
Our bylaws provide that a nominee for reelection who fails to receive a majority of the votes cast shall tender his or her resignation for the Board’s consideration. The Board of Directors, in its sole discretion, will then decide whether or not it is appropriate to accept the resignation.
The following information is submitted for each nominee as well as each director and each non-director executive officer continuing in office. Vinod M. Khilnani is not standing for re-election to the Board of Directors. The decision by Mr. Khilnani to not stand for re-election was not a result of any disagreement with the Board or management of the Company.
THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF EACH NOMINEE.
Three of the four nominees are incumbent directors and the Board has determined that the continued service of the incumbent nominees and of the remaining incumbent directors whose terms expire in later years is in the best interests of the Company. In addition, the Board has nominated Andrea G. Short, Executive Vice President of the Company and President and Chief Executive Officer of the Bank, upon the recommendation of the Governance and Nominating Committee. The Board has also determined that all directors and the new director nominee have demonstrated the ability and willingness to participate in and contribute to the Board and its committee activities. Each is actively involved in civic, community and business affairs. Such involvement is noted below with a representative sample of the boards or organizations with which they are involved.

DIRECTOR NOMINEES

Terms Expiring in April, 2026 (if elected)

Name: Andrea G. Short

Age: 60

Principal Occupation(1): Executive Vice President, 1st Source Corporation and President and Chief Executive Officer, 1st Source Bank (since 2022); prior thereto, Executive Vice President, 1st Source Corporation and President, 1st Source Bank (since 2021); Executive Vice President, Treasurer and Chief Financial Officer, 1st Source Corporation and President and Chief Financial Officer, 1st Source Bank (since 2020); and Executive Vice President, Treasurer and Chief Financial Officer, 1st Source Corporation and 1st Source Bank (since 2013)

Beneficial Ownership of Equity Securities(2)
    Common Stock: 78,039
    % of Class: «

●	Over 38 years of banking and business experience, including serving as a Director of 1st Source Bank and/or President and Chief Executive Officer of 1st Source Bank, Executive Vice President, Treasurer and Chief Financial Officer of both 1st Source Corporation or 1st Source Bank and other positions for 24 years. Ms. Short contributes long-term perspective, current knowledge, and extensive contacts in all communities in which the Company does business. Prior to 1st Source, Ms. Short worked at Crowe and First of America Bank (now PNC).

●	Extensive knowledge of 1st Source and 1st Source Bank and general knowledge in the finance/banking industry.

●	Serves on numerous boards including those of the Medical Education Foundation and the South Bend Elkhart Regional Partnership.

●	B.A. in Business from Alma College and a graduate of the Harvard University, Graduate School of Business Administration, Advanced Management Program, the Northwestern University Business School's Senior Marketing Program and the University of Chicago’s Strategic Planning Program.

Terms Expiring in April, 2023 (April, 2026 if reelected)

Name: Christopher J. Murphy III

Age: 76

Principal Occupation(1): Chairman of the Board, President and Chief Executive Officer, 1st Source and Chairman of the Board, 1st Source Bank (since 2022); prior thereto, Chairman of the Board, President, and Chief Executive Officer, 1st Source and Chairman of the Board and Chief Executive Officer, 1st Source Bank

Year In Which Directorship Assumed: 1972

Beneficial Ownership of Equity Securities(2)(3)
    Common Stock: 4,363,925
    % of Class: 17.14%

●	Over 50 years of banking and business experience, including serving as a Director and/or President and Chief Executive Officer of both 1st Source Corporation or 1st Source Bank for 50 years. Mr. Murphy contributes long-term perspective, current knowledge, and extensive contacts in all communities in which the Company does business. Prior to 1st Source, Mr. Murphy worked at Citibank, and while in college, for the Office of the Comptroller of the Currency, U.S. Department of the Treasury.

●	Extensive knowledge of 1st Source and 1st Source Bank and general knowledge in the finance/banking industry, investments, insurance, venture capital, and real estate investments.

●	Serves as a director of Aunalytics, Inc., representing 1st Source’s investment in this provider of managed data center, data analysis, cloud and other technology related services.

●	Serves or has served on numerous local, regional and national for profit and not-for-profit boards including those of the Federal Reserve Bank of Chicago, the Medical Education Foundation (serves as the citizen’s advisory board of Indiana University Medical School at Notre Dame), and the Indiana State Chamber of Commerce (emeritus). Previously served on the Board and Audit Committee of Beacon Health System, as Chairman of the Board of Regents of the Indiana Academy, and on the board of the Indiana Commission for Higher Education.

●	B.A. in Government from the University of Notre Dame, a J.D. from the University of Virginia Law School and an M.B.A. from the Harvard University School of Business.

Name: Timothy K. Ozark

Age: 73

Principal Occupation(1): Chairman, TKO Finance Corporation (lender to financial services and manufacturing companies); formerly Chairman and Chief Executive Officer, Aim Financial Corporation (mezzanine funding and leasing)
Year In Which Directorship Assumed: 1999

Beneficial Ownership of Equity Securities(2)
    Common Stock: 41,700
    % of Class: «

●	43 years of financial experience, including 31 years as founder, Chairman and Chief Executive Officer of Aim Financial Corporation, a mezzanine lender to privately held companies. Mr. Ozark also is President and CEO of TKO Finance Corporation, a lender to financial services and manufacturing companies. Mr. Ozark is also Lead Director of White Lodging Corporation, one of America’s most experienced and most strategic hotel developers. From 1980 to 1983, Mr. Ozark served as Executive Vice President of Great American Management Services, Inc. a wholly owned subsidiary of American Financial Corporation of Cincinnati, Ohio which specialized in equipment leasing and lending. From 1984 to 1992, Mr. Ozark served as CEO and President of Meridian Leasing Corporation, one of North America’s largest privately held leasing companies with revenues in excess of $500 million.

●	Expertise in mezzanine funding, lending-leasing and general knowledge of business, finance, and real estate investing. Contributes long-term perspective in all of these areas.

●	Qualifies as an audit committee financial expert under SEC guidelines.

●	Serves as a member of the Visiting Committee to the Division of Biological Sciences and the Pritzker School of Medicine for The University of Chicago and on the board of directors for a number of privately held companies.

●	B.S. in Business Administration from the University of Minnesota and an M.B.A. from St. Cloud State University.

●	Served as an officer in the United States Marine Corps from 1968-1974.

Name: Todd F. Schurz

Age: 62

Principal Occupation(1): Former President and Chief Executive Officer, Schurz Communications, Inc. (communications, broadband and cloud services)

Year In Which Directorship Assumed: 2020

Beneficial Ownership of Equity Securities(2)
    Common Stock: 6,207
    % of Class: «

●	32 years of financial experience, including 15 years as President and Chief Executive Officer and 3 years as President and Chief Operating Officer of Schurz Communications, Inc. (SCI), a diversified, privately-owned communications company, with five broadband companies and managed cloud services companies. SCI has a presence in 13 states, including Indiana and Michigan, as well as Great Britain and Romania. Prior to joining SCI, Mr. Schurz was President and Editor of Associated Desert Shoppers in Palm Desert, California from 1991 to 1995. From 1995 to 2000, he was President, Editor and Publisher of the South Bend Tribune. He then served as SCI’s Vice President of Technology from 2000 to 2005 and as President and General Manager of WSBT Television from 2002 to 2005 before becoming President and Chief Operating Officer of SCI in 2005.

●	Serves as lead independent director and Vice Chair of Herschend Enterprises, a themed entertainment company. Mr. Schurz is also an independent board advisor to EBSCO Industries and serves on the University of Notre Dame College of Arts & Letters Advisory Council.

●	Previously served on the boards of Mutual Insurance Company Limited, News Media Alliance, American Press Institute (API), and the CBS Television Network Affiliates Association. Mr. Schurz is also a former Chair of the Memorial Hospital Board, Beacon Health Foundation, the Chamber of Commerce of St. Joseph County, Hoosier State Press Association Foundation, the Poynter Institute’s National Advisory Board, and the coordinating committee for the Regional Approach to Progress.

●	Expertise in media, marketing and communications and general knowledge of business and finance. Contributes long-term perspective in all of these areas.

●	Qualifies as an audit committee financial expert under SEC guidelines.

●	B.A. in History and Economics from Brown University and an M.B.A. from the Wharton School at the University of Pennsylvania.

OTHER INCUMBENT DIRECTORS

Terms Expiring in April, 2024

Name: Melody Birmingham

Age: 51

Principal Occupation(1): Executive Vice President and Chief Innovation Officer, NiSource Inc. (natural gas and electric distribution); prior thereto, Senior Vice President and Chief Administrative Officer, Duke Energy; Senior Vice President and Chief Procurement Officer, Duke Energy; and President, Duke Energy Indiana (electric utility)

Year In Which Directorship Assumed: 2018

Beneficial Ownership of Equity Securities(2)
    Common Stock: 5,578
    % of Class: «

●	28 years of leadership and managerial experience in the natural gas and electric and automotive manufacturing industries. As Executive Vice President and Chief Innovation Officer for NiSource, Inc., Ms. Birmingham focuses on innovation and enhancing the customer experience and leads NiSource’s transformation as it continues to evolve and grow with the changing energy needs of customers and communities. Ms. Birmingham contributes long-term perspective, current knowledge and extensive contacts in the state in which the Company is located.

●	Expertise in managing construction, real estate, facilities, customer operations, engineering, resource, supply chain operations, project management, information technology, data and analytics and enterprise security as well as managing regulatory affairs, government relations and community affairs.

●	Qualifies as an audit committee financial expert under SEC guidelines.

●	Member of the Executive Leadership Council, an organization committed to increasing the number of global Black executives. Most recently served on the board of directors for the Urban League of Central Carolina, the board of directors for Charlotte Symphony and Orchestra, board of directors for Discovery Place, and the board of trustees for Marian University. Had previously served on the board of directors of the American Association of Blacks in Energy and on the Financial Research Institute advisory board, Robert J. Trulaske, Sr. College of Business, University of Missouri, Indiana Electric Association, the Indiana Chamber of Commerce, Special Olympics Indiana, Central Indiana Corporate Partnership and United Way of Indiana.

●	B.S. in Organizational Leadership and Supervision from Purdue University, an M.B.A. from Strayer University, an Honorary Doctorate in Humane Letters from Saint Mary of the Woods College and successful completion of the Advanced Management Program at Harvard University.

Name: Tracy D. Graham

Age: 49

Principal Occupation(1): Managing Principal of Graham-Allen Partners, LLC, a private investment company focused on building enterprise data and technology businesses, and Chief Executive Officer of Aunalytics, Inc, (a provider of enterprise cloud, analytics, and other technology related services); Director and Chairman of the Board of Directors, LCI Industries

Year In Which Directorship Assumed: 2021

Beneficial Ownership of Equity Securities(2)
    Common Stock: 9,291
    % of Class: «

●	27 years of experience in the information technology industry as entrepreneur and executive. Mr. Graham is the Founder and Managing Principal of Graham Allen Partners, a private equity firm that specializes in investing in, and building, technology and technology-enabled companies. He leverages his long history of successfully acquiring and operating businesses to provide strategic and operational support to a growing portfolio of small and middle-market companies. He is currently focused on leveraging analytics and artificial intelligence to help companies evolve via digital transformation. Prior to Graham Allen Partners, Mr. Graham co-founded GramTel, Inc. (a managed data center provider). Prior to founding GramTel, he founded Internet Services Management Group, where he led the company to become the second largest privately held Internet service provider in the United States (acquiring and integrating 23 companies). Mr. Graham contributes long-term perspective, current knowledge and extensive contacts in the state in which the Company is located.

●	Unique expertise in enterprise technology, cyber security, cloud, data center and Internet services and data analytics and artificial intelligence.

●	Member of 1st Source Bank Board of Directors since 2012. Member of 1st Source Corporation Board of Directors from 2012 to 2014.

●	Currently serves on the boards of Lippert, the Horton Group, Beacon Health System, Davenport University, and the Regional Development Authority of Northern Indiana’s Diversity and Inclusion Committee and as a member of the Board of Trustees of the University of Notre Dame.

●	Bachelor of Arts in Sociology from the University of Notre Dame and attended the Indiana University Graduate School of Education.

Name: Mark D. Schwabero

Age: 70

Principal Occupation(1): Retired Chairman, Chief Executive Officer and Director, Brunswick Corporation (2018); prior thereto, President and Chief Operating Officer, Brunswick Corporation; Director, Methode Electronics, Inc.

Year In Which Directorship Assumed: 2004

Beneficial Ownership of Equity Securities(2)
    Common Stock: 20,609
    % of Class: «

●	Nearly 43 years of total experience in the automotive, marine and commercial vehicle/manufacturing industries, the last 33 of which as a senior executive. Mr. Schwabero had been with Brunswick Corporation for the 15 years preceding his retirement in 2018. He became Chairman and Chief Executive Officer in February 2016 after having served as President and Chief Operating Officer of Brunswick Corporation and prior thereto as President of Mercury Marine.

●	Detailed knowledge of the transportation, recreational and marine industries as well as long-term perspective in manufacturing and general management expertise. Public company experience.

●	Named by CEO Today Magazine as one of the top 100 CEOs in America for U.S. based companies for 2018.

●	Qualifies as an audit committee financial expert under SEC guidelines.

●	Former director of National Exchange Bank & Trust.

●	Serves as Lead Director.

●	Serves on the Advisory Committee of The Ohio State University Center for Automotive Research.

●	Past Chairman of the National Marine Manufacturers Association.

●	B.S. and M.S. in Industrial and Systems Engineering from The Ohio State University.

Name: Ronda Shrewsbury

Age: 57

Principal Occupation(1): President and Chief Executive Officer, RealAmerica, LLC (real estate development and property management)

Year In Which Directorship Assumed: 2021

Beneficial Ownership of Equity Securities(2)
    Common Stock: 4,248
    % of Class: «

●	Over 31 years of experience in multifamily, commercial, land and office development serving as President of RealAmerica Companies for 28 years. As the sole owner and founder, Ms. Shrewsbury provides strategic direction and vision for four Women Business Enterprise-certified, vertically integrated companies. She holds an active Indiana Principal Brokers License and seeks opportunities to live out her passion of providing quality, supportive housing. Ms. Shrewsbury contributes long-term perspective, current knowledge and extensive contacts in the state in which the Company is located.

●	Extensive knowledge of real estate development, design, construction, and management of affordable, market-rate, commercial, senior living, and self-storage properties. Expertise in tax credit financing, historic tax credits, HUD and other financing products for new construction, adaptive reuse, historic rehab and preservation developments.

●	Founder of Legacy25, a non-profit organization dedicated to providing support and services for affordable housing communities. Serves as Past President of the Indiana Affordable Housing Council and Chair of the Governmental Affairs Committee.

●	Serves as Chair of the Board of the Indianapolis Zoo, on the board of the Near North Development Corporation, and other philanthropic boards. Her past service includes multiple leadership roles in the Young Presidents Organization including as Chapter Chair in Indiana and Illinois, Central U.S. Regional Board and International Forum Committee.

●	B.S. in Finance/Real Estate from Indiana University School of Business.

Terms Expiring in April, 2025

Name: John F. Affleck-Graves

Age: 71

Principal Occupation(1): Professor Emeritus, University of Notre Dame; prior thereto, Chaired Professor of Finance and Executive Vice President and Chief Financial Officer, University of Notre Dame; former director, Hi-Crush, Inc.

Year In Which Directorship Assumed: 2019

Beneficial Ownership of Equity Securities(2)
    Common Stock: 11,874
    % of Class: «

●	Mr. Affleck-Graves served as Executive Vice President and Chief Financial Officer of the University of Notre Dame from 2004 to June 2019. Prior to that he had served as Vice President and Associate Provost for the University and served on the Notre Dame faculty from 1986 to 2000 (the final three years as Chairman of the Department of Finance and Business Economics). He spent one year at Florida State University as the Patty Hill Eminent Scholar in Finance and returned to Notre Dame in 2001.

●	Also serves as a director of Aunalytics, Inc., a provider of managed data center, data analysis, cloud and other technology related services.

●	Author of over 50 finance research articles including several in the leading finance and accounting academic journals.

●	Contributes expertise in financial analysis, statistical analysis and Economic Value Added analysis.

●	Qualifies as an audit committee financial expert under SEC guidelines.

●	Former chair of the Regional Development Authority for the north central region of Indiana.

●	Bachelor’s and Master’s degrees in finance and Doctoral degree in mathematical statistics from the University of Cape Town.

Name: Daniel B. Fitzpatrick

Age: 65

Principal Occupation(1): Chairman, President and Chief Executive Officer, Quality Dining, Inc. (quick service and casual dining restaurant operator)

Year In Which Directorship Assumed: 1995

Beneficial Ownership of Equity Securities(2)
    Common Stock: 45,292
    % of Class: «

●	41 years of business experience as the founder, Chairman, President and Chief Executive Officer of Quality Dining, Inc. As head of a locally headquartered, multi-concept restaurant company with operations located in three states, Mr. Fitzpatrick contributes long-term perspective, current knowledge, and extensive contacts in communities in which the Company does business.

●	Expertise in the restaurant industry and general knowledge of food services retailing.

●	Qualifies as an audit committee financial expert under SEC guidelines.

●	Serves as Past Chairman of the Holy Cross College Board of Trustees and is a board member for Women’s Care Center Foundation, both in South Bend. Mr. Fitzpatrick has served with nearly two dozen other community organizations.

●	B.A. in Business Administration from the University of Toledo.

Name: Christopher J. Murphy IV(4)

Age: 53

Principal Occupation(1): Owner and Chief Executive Officer, Catharsis Productions, LLC (training programs)

Year In Which Directorship Assumed: 2011

Beneficial Ownership of Equity Securities(2)
    Common Stock: 145,738
    % of Class: «

●	23 years of business experience as co-founder, owner and Chief Executive Officer of Catharsis Productions, LLC.

●	Contributes general business knowledge, long-term perspective and expertise in entrepreneurship, government contracting and creative marketing and development expertise.

●	Although not eligible to serve on the Audit Committee, meets the criteria to be an audit committee financial expert under SEC guidelines.

●	Served as co-chairperson of MEN (Men Endorsing Non-Violence) Illinois state subcommittee and serves as board member for Interaction (non-profit organization.)

●	B.A. in Liberal Studies, Communications and Theatre and an M.B.A. from the University of Notre Dame.

Name: Isaac P. Torres

Age: 55

Principal Occupation(1): President and Chief Executive Officer, InterCambio Express, Inc. (Internet-based money transfer service)

Year In Which Directorship Assumed: 2022

Beneficial Ownership of Equity Securities(2)
    Common Stock: 2,400
    % of Class: «

●	Over 23 years of experience in an Internet-based industry as founder, President and Chief Executive Officer of InterCambio Express, Inc. InterCambio Express has its USA headquarters in Elkhart, Indiana and a Mexican subsidiary located in Puebla, Mexico. Prior to founding InterCambio Express, Inc., Mr. Torres served as Chief Financial Officer of the German transnational company Hoechst AG (now Sanofi-Aventis) and as a senior auditor for Price Waterhouse Coopers. Mr. Torres contributes long-term perspective, current knowledge and extensive contacts in the state in which the Company is located as well as internationally.

●	Expertise in Internet-based industries and international payments systems as well as extensive skills in finance, accounting and international business.

●	Attained CAMS (Certified Anti-Money Laundering Specialist) certification.

●	Qualifies as an audit committee financial expert under SEC guidelines.

●	Active in the community serving on boards including the Community Foundation of Elkhart County, Women’s Care Center, RISE-Moxie, a Committee Member of the South Bend & Elkhart Regional Partnership - Diversity & Inclusion Committee and the Indiana University Foundation Board.

●	Bachelor’s degree in Accounting from The National Autonomous University of Mexico - UNAM (Universidad Nacional Autónoma de Mexico) and an M.B.A. from Indiana University.

			Beneficial Ownership of Equity Securities(2)
Name	Age	Title	Common Stock	% of Class

Director Not Standing for Reelection

Vinod M. Khilnani			12,416	«

Executive Officers of the Company (Non-Directors)

Brett A. Bauer	51	Senior Vice President, Treasurer and Chief Financial Officer, 1st Source Corporation and 1st Source Bank (since 2021); prior thereto, Vice President and Chief Investment Officer of the Funds Management Division of 1st Source Bank (since 2012)	22,095	«

Jeffrey L. Buhr	63	Executive Vice President and Chief Credit Officer, 1st Source Bank (since 2014); prior thereto, Senior Vice President and Chief Credit Officer, 1st Source Bank	73,946	«

John B. Griffith	65	Executive Vice President, Chief Risk Officer, General Counsel and Secretary, 1st Source Corporation and 1st Source Bank (since 2011)	70,980	«

All Directors and Executive Officers as a Group (16 persons)			4,914,338	19.30%
« Represents holdings of less than 1%.
(1)The principal occupation represents the employment for the last five years for each of the named directors and executive officers. Directorships presently held or held within the last five years in other corporations with publicly registered securities are also disclosed.
(2)Based on information furnished by the directors and executive officers as of February 15, 2023.
(3)See footnotes (1), (2), and (3) to the Voting Securities and Principal Holders Thereof table above.
(4)Mr. Murphy IV is Mr. and Mrs. Murphy III’s son.

TRANSACTIONS WITH RELATED PERSONS
The Audit, Finance and Risk Committee of 1st Source’s Board of Directors is responsible, under the terms of that Committee’s charter, for reviewing and disclosure of related party transactions that are material to 1st Source’s consolidated financial statements or otherwise require disclosure under Item 404 of SEC Regulation S-K.
Banking Transactions — Directors and officers of 1st Source and their affiliates were customers of, and had transactions with, 1st Source and its subsidiaries in the ordinary course of business during 2022. Such transactions were in compliance with applicable federal and state laws and regulations in all significant respects. Additional transactions are expected to take place in the ordinary course of business in the future. All outstanding loans and commitments were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to the Company and did not involve more than the normal risk of collectability, or present other features unfavorable to the Company. Credit underwriting procedures followed were no less stringent than those for comparable transactions with borrowers not related to the Company.
1st Source’s Loan Policy requires prior approval by a majority of the Board of Directors of any extension of credit to an executive officer, director, principal shareholder or persons related to any of the foregoing if aggregate extensions of credit to such executive officer, director, principal shareholder or other person exceeds $500,000. The aggregate of loans to an executive officer may not exceed $100,000 excluding loans 1) to finance the education of the executive officer’s children, 2) to purchase, construct, maintain or improve a residence owned by the executive officer and secured by a first lien, or 3) secured by a perfected security interest in bonds, notes, certificates of indebtedness or other obligations fully guaranteed by the United States, cash or a cash-equivalent. Loans to executive officers are 1) reported to the 1st Source Board at its next regularly scheduled meeting, 2) preceded by the submission of a current personal financial statement, and 3) made subject to the condition that the loan will become due if the executive officer becomes indebted to any other financial institution or financial institutions in an aggregate amount greater than $100,000 (excluding the types of loans noted in 1), 2) and 3) in the preceding sentence). Finally, within 10 days of the date that the aggregate indebtedness to other financial institutions exceeds $100,000 (again excluding the types of loans noted in 1), 2) and 3) above), an executive officer must make a written report to the Board disclosing same.
Other Transactions — The Company has previously reported its investment in Data Realty, LLC, investments by 1st Source Bank in its subsidiary Data Realty Northern Indiana, LLC (DRNI) and payments to Data Realty LLC's subsidiary, Aunalytics, Inc. All of these entities have been consolidated in Aunalytics, Inc. (Aunalytics). Aunalytics is a managed data center, network interconnection cooperative servicing business, data hosting and data and cloud analysis service provider in 1st Source Bank’s headquarters region. 1st Source Bank is a customer of Aunalytics and DRNI and the Bank’s primary operating system hardware is located in the data center owned and operated by Aunalytics. In 2022, 1st Source Bank paid an aggregate of $2,103,249 for services provided by Aunalytics.

Mr. Murphy III is a Director of Aunalytics representing 1st Source’s interests. Mr. Affleck-Graves also is a director of Aunalytics. Mr. Graham is a principal in Aunalytics and DRNI and is Aunalytics’ CEO.
BOARD COMMITTEES AND OTHER CORPORATE GOVERNANCE MATTERS
In January 2004, the Board of Directors adopted and has since periodically updated the 1st Source Corporate Governance Guidelines. The Corporate Governance Guidelines are designed to ensure and document the Company’s high standards for corporate governance. The Corporate Governance Guidelines are in accordance with the listing rules of the NASDAQ Stock Market and rules of the SEC. The Corporate Governance Guidelines are available on the Company’s website at www.1stsource.com.
Director Independence — The Board assesses each director’s independence in accordance with the Corporate Governance Guidelines. The Corporate Governance Guidelines define an independent director as one who has no relationship to the Company that would interfere with the exercise of independent judgment in carrying out responsibilities as a director of the Company and who is otherwise “independent” under the listing rules of the NASDAQ Stock Market. The Board has determined, after careful review, that the following ten of the twelve current members of the Board are independent directors: Mr. Affleck-Graves, Ms. Birmingham, Mr. Fitzpatrick, Mr. Graham, Mr. Khilnani, Mr. Ozark, Mr. Schurz, Mr. Schwabero, Ms. Shrewsbury and Mr. Torres.
Board Committees — 1st Source and 1st Source Bank share the following permanent committees made up of board members of both organizations. Executive, Governance and Nominating, Audit, Finance, and Risk, and Executive Compensation and Human Resources Committee members are appointed annually after the Annual Meeting of Shareholders. Current member composition of these committees is as follows:

Director	Independent	Executive Committee	Governance and Nominating Committee	Audit, Finance and Risk Committee	Executive Compensation and Human Resources Committee	Loan and Funds Management Committee(1)	Trust and Investment Committee(1)
John F. Affleck-Graves	Yes	X	X	Chair	X		X
Melody Birmingham	Yes	X	X	X	X	Chair
Daniel B. Fitzpatrick	Yes	X	X	X	Chair	X
Tracy D. Graham	Yes	X		X			X
Vinod M. Khilnani	Yes			X		X
Christopher J. Murphy III	No	Chair				X
Christopher J. Murphy IV	No	X					X
Timothy K. Ozark	Yes			X	X	X
Todd F. Schurz	Yes			X	X		Chair
Mark D. Schwabero	Yes	X	Chair	X	X		X
Andrea G. Short(2)	No						X
Ronda Shrewsbury	Yes	X	X	X		X
Isaac P. Torres	Yes			X		X

(1) The Loan and Funds Management Committee and the Trust and Investment Committee are committees of the Board of Directors of 1st Source Bank.
(2) Ms. Short is an executive officer of 1st Source and 1st Source Bank, director of 1st Source Bank and a director nominee of the Company.

Functions and 2022 meetings for each committee are as follows:

Committee		Functions	2022 Meetings

Executive(1)	●	Act for the Board of Directors between meetings subject to certain statutory limitations.	1
	●	Give guidance to management regarding actions taken as part of its strategic operating or budget plans.
	●	Provide guidance on acquisitions, divestures or other transactions.

Governance and Nominating(1)(2)	●	Provide oversight for effective governance of the Company.	3
	●	Identify and monitor the appropriate structure of the Board.
	●	Select Board members for committee assignments.
	●	Identify, evaluate, recruit and select qualified candidates for election, re-election or appointment to the Board.
	●	See also “Governance and Nominating Committee Information” below.

Audit, Finance and Risk(1)(2)	●	Select the Company’s independent registered public accounting firm.	5
	●	Review the scope and results of the audits by the internal audit staff and the independent registered public accounting firm.
	●	Review the adequacy of the accounting and financial controls and the risk management process and present the results to the Board of Directors with respect to accounting practices and internal procedures.
	●	Make recommendations for improvements in internal procedures.
	●	In addition to financial reporting risks and controls, review and oversight of risk and controls for other operational and compliance risk categories with the potential to cause significant financial loss, consumer harm, regulatory criticism, and/or reputational damage to the Company.
	●	Review and oversight of management’s implementation and maintenance of the Company’s Enterprise Risk Management Program consistent with the Company’s strategies, the Board’s risk appetite, and the board-approved Enterprise Risk Management Policy.
	●	See also “Report of the Audit, Finance and Risk Committee” below.

Executive Compensation and Human Resources(1)(2)	●	Determine compensation for executive management, review performance of the Chief Executive Officer and oversee the Company’s stock and other incentive compensation plans.	4
	●	Oversee and approve establishment and administration of wage and benefit policies for the Company and its subsidiaries.
	●	Review human resources guidelines, policies and procedures.
	●	See also the “Executive Compensation and Human Resources Committee Report” below.

Loan and Funds Management	●	Oversee and approve establishment and administration of the credit policy for the Bank.	12
	●	Review Bank lending activities, including approvals of loans to new or existing customers of total commitments in excess of stated amounts.
	●	Oversee and approve quarterly reviews of the adequacy of the allowance for loan and lease losses and loan concentrations as compared to established limits.
●
Review the Bank’s Funds Management Division in its investment activities, relationships with securities dealers, relationships with other depository institutions, administration of 1st Source’s asset/liability management and liquidity functions and other similar activities related to managing market, interest rate and liquidity risks.

Trust and Investment	●	Exercise general supervision over the fiduciary activities of the Wealth Advisory Services Group and the Retirement Plan Services Division.	4
	●	Assign the administration of those fiduciary powers to such officers, employees and committees as the Committee deems appropriate.
	●	Review the actions of individuals or committees used by the Bank in the exercise of the fiduciary powers and services offered to clients.
	●	Oversee and approve establishment and administration of appropriate policies, practices and controls to promote high quality fiduciary administration.
	●	Oversee appropriate policies and procedures to ensure the Bank makes appropriate investments.

(1)The charter of the committee is available at www.1stsource.com.
(2)The Committee is comprised entirely of independent directors.
Board Leadership Structure — Under 1st Source’s Corporate Governance Guidelines, the Governance and Nominating Committee is responsible for reviewing and making recommendations to the Board regarding the Board’s leadership structure, including whether one individual should serve as Chairman of the Board and Chief Executive Officer and whether the Board should have a Lead Director. The Governance and Nominating Committee reviews the structure of the Board on at least an annual basis and monitors and makes recommendations to the Board on an ongoing basis on other matters concerning Board policies and corporate governance. Additionally, the Executive Compensation and Human Resources Committee of the Board reviews the performance of the Chief Executive Officer on an annual basis. The Board believes it is in the best interest of 1st Source to have Mr. Murphy serve as Chairman of the Board and Chief Executive Officer. The reasons for this include:
•Mr. Murphy’s past performance in both roles and his continuing ability to serve in both;
•The need for decisive leadership and clear accountability in facing 1st Source’s challenges and opportunities;
•Mr. Murphy’s extensive specialized knowledge regarding those challenges and opportunities as well as his large ownership position;

•The composition of the Board includes a majority of independent directors, providing an appropriate amount of independent board oversight; and
•The Board has an independent Lead Director.
The incumbent chairman of the Governance and Nominating Committee, Mr. Schwabero, presently serves as the Lead Director under the Corporate Governance Guidelines. The Lead Director will normally chair any meetings of the Board at which the Chairman or Vice Chairman (if there is one) of the Board is not present or from which, for whatever reason, each has recused himself. The Lead Director has the power to call meetings of the Board of Directors and to set agendas for meetings. The Lead Director also chairs the executive sessions of the independent directors, which occurred at each Board meeting in 2022.
Board Role in Risk Oversight — The Board exercises oversight of the risk management of 1st Source through the functions of its committees as described above. Additionally, the Board receives quarterly reports from management on major risks and controls that are identified and evaluated by several executive level management committees of 1st Source Bank and overseen by the Strategic Deployment Committee, an executive-level management committee chaired by Mr. Murphy.
Our “ESG” Story — We appreciate the continued growing investor interest in “Environmental, Social, and Corporate Governance” frameworks. This perspective is aligned with the way we have always viewed our corporate purpose and the keys to our success. Simply stated, our long-term success is built and dependent on the long-term, sustainable success of all who live, work, and do business in the communities we serve. It has long been our mission to help individuals, institutions, businesses and communities achieve security, build wealth and realize their dreams. How well we deliver on our mission will determine how well we create and preserve long-term, sustainable value for our shareholders. Put another way, the interests of our long-term shareholders are wholly aligned with the needs and interests of our clients, colleagues, vendors, regulators, and the communities we serve.
While we are proud of our ESG-related practices, we also know that our work for the common interests of our stakeholders, particularly those individuals, businesses, not-for-profits and communities we serve as clients, is never finished. Rather, this requires a commitment that extends well beyond the present to living our shared values, to understanding societal needs and impacts of our actions better and making continuous improvements for delivering on our mission.
Here are some of the ways we address important environmental, social and governance issues for the benefit of our stakeholders:
Our People — As a service-driven business, our long-term success depends on our people. And as the Company grows, the importance of our talent strategy has only intensified. For these reasons, we are committed to taking a multi-dimensional approach to talent and culture.
•Equal Employment Opportunity Employer - 1st Source provides equal employment opportunity to all colleagues and applicants without regard to race, color, religion, sex, age, national origin, disability, veteran status, genetic information, family medical history, gender identity, sexual orientation, or any other legally protected category.
•Diversity, Equity and Inclusion — At 1st Source, we cultivate and advance diversity in all forms as part of building a strong culture, a culture in which inclusion and belonging are paramount, and where all of our colleagues strive to be open and inclusive leaders and teammates. Our culture is what unifies our colleagues across our diverse business model, ensures we are best positioned to serve our diverse clients and propels our continuous evolution. In 2022, Forbes Magazine recognized the Company again as one of America’s best employers for diversity and in 2021 as one of America’s best employers for veterans. While we appreciate such recognition, we are committed to continuous improvement in this area.
•Oversight of Our Progress — Senior-level oversight and ongoing monitoring are critical to informing and improving our recruiting and development practices as we seek to continually create a more inclusive and diverse organization. We are proud of a 50+ year tradition since 1st Source became independent again in 1971 supported by consistent leadership of a Board representative of racial, ethnic, gender, and experiential diversity. We are proud to report that five of our twelve 1st Source Board members (42%) are women or minority.
•Transparency and Accountability — We reinforce oversight and monitoring by, among other things, setting annual goals for diversity, equity and inclusion in our primary performance incentive plans. In 2021, all employees completed a required series of facilitated training sessions on unconscious bias. All new hires in 2022 were required to complete training and participate in a facilitated discussion on unconscious bias within six months of hire. In 2022, our primary incentive plans also included a goal for participants with significant hiring and/or promotional authority for the percentage of diverse candidates hired plus existing diverse employees promoted on a management or professional track who had individual development plans created or in place and updated as a percentage of total exempt staff hired or promoted. In addition, with our workforce, we track and monitor voluntarily disclosed diversity data to review hiring, promotion and attrition at the Company, regional and functional levels. We also review performance data and promotion and compensation information to ensure fair and objective decision-making. During our regular reviews of each business unit, senior management engages in focused conversations with each business about their plans and progress in professional development of their teams and with respect to diversity and inclusion.
•Talent Vision and Strategy — Our people and culture are critical to the Company’s long-term success. As such, our talent vision and strategy focus on:
•Ensuring every candidate selected has a desire to serve others and demonstrates our unique service delivery model in their personal reoccurring patterns of behavior.
•Enabling change management and performance teams that generate career opportunities for our people and create future leaders of the firm.
•Creating an environment of inclusion, belonging and diversity, where we work with purpose and everyone feels seen, heard and engaged.
•Promoting emotional ownership and partnership throughout the Company.
Our talent vision and strategy must be implemented in the context of an evolving business with accelerating velocity of change. To reflect the ongoing transformation in our industry, we are focused on:
•Reinforcing our culture and diversity as a source of competitive advantage.

•Delivering a consistent, fair, and high-quality experience for our people.
•Designing an organizational model that supports our diversified lines of business and growing technology capabilities.
•Developing a scalable technology platform to effectively deploy and manage our people, processes, and technologies.
•Talent Development — We believe a critical driver of our future growth is our ability to grow leaders. We are committed to identifying and developing talent to help our colleagues accelerate their growth and achieve their career goals. We provide developmental opportunities for our colleagues through a robust set of formal and informal programs.
•1st Source University focuses on enabling colleagues to build skills and knowledge in specific facets of our business. These educational experiences and resources include topics such as client relationships, technology, investments, compliance, leadership and management, and professional development.
•In 2022, 1st Source colleagues completed over 38,000 training modules consisting of over 1,180 different courses covering topics such as regulations, leadership development, relationship building, cybersecurity, soft skills, and unconscious bias.
•The 1st Source L.E.A.D. program is a set of immersive experiences and collaborative interactions, developing leadership capabilities over a fourteen-month period. The program is built around a series of best-in-class leadership principles and their application by participants as they lead their current teams.
•The Business of Banking is a year-long set of presentations for new colleagues and early career program participants to share resources and experiences designed to help colleagues explore our history and engage in shaping our future.
•1st Source Mastery Programs provide a deep dive into skill development and mastery of specific roles to enhance role competencies and increase levels of overall performance. These mastery programs are designed to deliver increased levels of outstanding client service by our colleagues, continually differentiating our service above our competitors over time. They also increase talent/diversity attraction, engagement, and retention for the long term.
•The Commercial Banker Development Program is a two-year rotational program for recent college graduates designed to expose participants to fundamentals of commercial banking, including the funding and pricing of commercial loans, credit analysis and relationship sales.
•The Customer Service Representative Career Development Program is a structured approach to developing and improving one’s career serving clients in our Banking Centers.
•The Tuition Reimbursement Program reflects our philosophy of continuous learning and provides for reimbursement of tuition related expenses incurred through approved and accredited public and private not-for-profit institutions of higher education. In 2022, we reimbursed over $137,000 to colleagues for tuition reimbursements with an average of $3,600 per colleague who used the benefit.
•The IVY Tech Bank Cohort Education Program was developed and made available through a partnership between the Company and IVY Tech Community College to provide opportunities for obtaining a college degree among colleagues in the hourly and lower-level salaried workforce. This newly developed program has been an important investment in education and has had an undeniable jumpstart effect. We have moved from a low of 16 colleagues attending eight colleges and universities in the year prior to the program creation, to now almost 50 colleagues who are attending 22 different schools. Many in our first cohort of students have gone on to obtain their bachelor’s degree and found success in new growth opportunities at 1st Source.
•The Banking Apprentice Program attracts locally embedded diverse high school graduates and rising seniors to work for the Company and experience the pride and fulfillment to be found in serving others and introduce them to the business of banking.
•New Employee Orientation introduces new colleagues to our history, vision, mission, and values.
•We engage in talent review and succession planning continuously but engage in a formal review annually to reaffirm existing and identify new high potential, talented and diverse colleagues as we strive to deepen, enhance, and diversify our leadership bench. We then implement multi-year individual development plans for these colleagues which include special assignments, structured learning, assessments, external coaching, sponsorship and hands-on work, and a blend of full cohort, small group, and individually tailored development opportunities.
•As noted above, all employees in 2021 completed a multi-module unconscious bias training program which gave us an opportunity to collectively work together to identify and address our biases that will improve our interactions and make us a stronger organization. We continued this training in 2022, requiring all new hires to complete unconscious bias training and facilitated discussions within six months of hire.
•Wellness/Mental Health - 1st Source continues to work with our partners to provide a robust wellness program for colleagues, offering guidance, support, and tools to lead a healthy life. During the pandemic, we recognized that colleagues needed additional support for themselves and their families, especially in mental health. As a response, we launched an enriched Employee Assistance Program, added an additional personal day as paid time off and accelerated the eligibility for vacation time.
Sustainability and Social Responsibility — We focus on developing business practices that protect and conserve natural resources. This includes using responsible, reputable, and monitored e-recyclers for our electronic assets. All computers, including desktops, laptops, and monitors, are properly recycled. We are also conscious of our paper usage, recognizing that we depend on printed materials for important day-to-day office work, client communications, and acquiring new clients. Increasingly, consumers demand more environmentally sustainable options and prefer online statements and correspondence rather that printed materials. Most of the paper used in our facilities is recycled through our secure shred program and in 2022 we recycled 182,624 pounds of paper. In recent years, we have transitioned away from the traditional proxy model and have utilized the notice and access or “e-proxy” model for supplying shareholder materials for our Annual Meeting. We have also utilized recycled paper to produce shareholder materials which we are required to print upon shareholder request. The paper we use to produce shareholder materials is also certified by the Forest Stewardship Council (FSC). The FSC promotes environmentally appropriate, socially beneficial, and economically viable management of the world’s forests.

Additionally, we are utilizing various sustainable practices in some of our facilities such as LED lights (63 of 79 locations), daylight harvesting sensors, programmable thermostats, 95% or higher efficiency furnace systems (40 of 65 HE HVAC locations), smart irrigation systems (9 of 10 irrigated locations), 90% recycled mats, “no mow grasses,” permeable paving, rain gardens, rain barrels, and sustainable landscaping (44 of 69 landscaped locations). To reduce our carbon footprint, we have utilized solar panels in two of our banking centers for supplemental sustainable power. These banking centers have supplemented approximately 27% of their total electrical usage (per banking center) with renewable solar power.
Integrity and Business Ethics — We are committed to doing what is right, acting with integrity, and holding ourselves accountable. We have a set of formal Moral and Ethical Standards and a Code of Conduct that provide additional clarity and focus on the ethical behavior we expect of all colleagues and members of our Board. The Code is supported by underlying policies as well as by interactive online training that all colleagues complete annually. Members of the Board also annually acknowledge their obligations under the Code of Conduct. It is critical for colleagues to understand our expectations and always do what is right. Our colleagues also need to be comfortable speaking up with no fear of retaliation if they have a concern or see something that does not seem quite right.
Our Code of Conduct requires all colleagues to adhere to our policies, recognize unethical behavior, and report suspected unethical or illegal conduct. The policy also sets additional expectations for managers to report any conduct that may violate policies. We provide for several alternative channels for the reporting of possible illegal or unethical behavior. Under the Code of Conduct, employees are invited to report any possible illegal or unethical activity to their supervisor or anyone else in the reporting line, or to the general Counsel or Chief Auditor, in all cases, without fear of recrimination or retaliation. We also have an Open-Door Policy that encourages colleagues to bring any questions or concerns to their supervisor, their supervisor’s manager, department head, the head of Human Resources or to the Employee Relations Department, without fear of recrimination or retaliation. The procedure for reporting employee concerns directly to the Chief Auditor is yet another channel for escalation of possible illegal or unethical behavior to an executive who is independent from front-line sales and service colleagues.
To further its risk oversight role, our Board adopted an Enterprise Risk Management Policy calling for a culture of honesty and transparency: “Consistent with the Company’s values, built on a foundation of integrity for generations, it is the Board’s expectation that management shall continue its commitment to a culture of transparency that encourages employees to be open, candid and fact-based in discussing risk issues, making all relevant facts and information available so the Company is able to make informed decisions.” Finally, our independent Compliance Review Program and our Customer Complaint Management Program both serve to identify and escalate to executive management and the Board any potentially illegal or unethical behavior or unsafe and unsound practices.
Financial Inclusion & Capacity Building in Our Communities — Community leadership is a core value of 1st Source. For over 160 years, the Company has given back to our communities to help build good places to live, work, worship, raise families, and build businesses. This service to our communities is one of our principal values and has defined who we are and how we do business. To ensure our long-term success, our strategic plan includes strategies for active and effective engagement with all segments of our communities. We serve with a wide range of products and services offered to individuals and to small and medium-sized businesses throughout our footprint. Our aim is to grow our business and achieve appropriate returns for our shareholders by strengthening our communities. Here are some highlights:
•Our priority is to deliver outstanding service to all of our clients without compromising the safe and sound operation of the Company.
•We provide consumer and business products and services designed to support and strengthen all within the communities we serve.
•We give special consideration to the banking needs (including credit needs) of sustainable small businesses, low-to-moderate income individuals and neighborhoods, and community organizations that have a demonstrable positive and lasting impact on our communities.
•For the tenth consecutive year, we were honored to have been recognized with a gold level award from the Indiana District of the U.S. Small Business Administration (SBA). This award recognizes our efforts for delivering the greatest number of SBA loans in the state of Indiana among community banks with less than $10 billion in assets.
•We have an extensive and active financial education program designed to support our own employees and the employees of our business and not-for-profit clients. We have a dedicated Financial Education Manager as well as many colleagues who partner with these clients to provide financial education through presentations, classes, online videos and educational tools. In 2022, we gave 191 formal presentations and reached over 2,500 employees of our clients and community members. We also provide financial education and information on our online and mobile banking platform.
•We seek to strengthen our communities by supplying financial and human resources to civic, charitable, and other demonstrably successful non-profit community service organizations throughout our footprint. One way we reinforce this effort is through the Ernestine M. Raclin Community Leadership Awards established by the Company to honor and encourage leadership in volunteerism through the businesses and governmental agencies in our communities. The award recognizes Ernestine M. Raclin, Chairman Emeritus of 1st Source, who strongly demonstrated the spirit of volunteerism throughout her career by giving of her time and talents to help others.
•We are committed to and accountable for performance under the Community Reinvestment Act (CRA). Our corporate value of supporting our communities aligns closely with the CRA which has helped us receive an ‘outstanding’ rating from the Federal Reserve Bank of Chicago for our overall CRA efforts. We have a dedicated CRA Officer who ensures our accountability to our clients and the people who live and work in our markets. If they are successful, so are we.
•We are also committed to and accountable for oversight and implementation of a compliance management system designed to ensure we are compliant with the laws and regulations to which our industry is subject and that we at all times adhere to our values in service to others of all backgrounds without regard to personal characteristics such as ethnicity, race, religious affiliation, marital status, gender, sexual orientation, or any other personal characteristics. We serve our neighbors in the heart of our local communities, and we do so through our people who embrace and are trained in accordance with our values and who in turn oversee and implement processes and technologies designed to ensure fair and responsible access to the products and services we offer.
•In 2022, 1st Source Foundation supported the United Way in its efforts to eradicate poverty in our home market and supported Habitat for Humanity building affordable housing in most of our community bank markets. The Foundation continues to support the economic development efforts of the South Bend Elkhart Regional Partnership as well as other economic development activities in markets the Company serves across northern Indiana and southwestern Michigan. Additionally, our colleagues volunteered over 13,000 hours of service to organizations that assure a safety net of social services, community development, good health care, opportunities for spiritual development and education, and foster the visual and performing arts. 1st Source employees contributed over $189,000 to local United Way organizations in 2022.

Environmental, Social, and Governance Factors in Credit Analysis — In 2022, we continued our focus on renewable energy sources through lending and investment partnerships with renewable energy providers. We recognize the opportunities and complexities associated with energy financing and understand the value of innovative technology that leverages the sun, wind and water. These are sustainable sources of power from an environmental and financial perspective.
We have particularly focused on solar energy projects and, since developing the line of business seven years ago, we have invested $109 million and provided debt financing in 46 solar projects across 15 states with current loan and lease outstandings of $381 million. We estimate the aggregate power capacity of these projects avoids 277,714 metric tons of carbon greenhouse emissions or 307 million pounds of coal burned annually.
We employ a values-based, relationship-focused approach to financing solar projects and partner with strong developers who have national project pipelines. Many of the solar projects consist of a single or multiple solar arrays that are interconnected with the local utility grid. We have a strategic focus in community solar projects for our energy portfolio where a group of subscribers, including commercial businesses, small businesses, municipalities, and residential homes, participate in the program and receive the benefits of purchasing their electricity from the community solar array. In addition to our focus on community solar projects, we also finance solar projects that provide clean energy to colleges, universities, school districts, utilities, and municipalities.
We have also purchased and installed solar panels in several of our banking centers and are validating the energy savings and environmental impact as we consider wider adoption of this form of electricity among our banking center locations.
We are committed to investing in and financing solar energy projects and are pleased with the current and ongoing environmental benefits of this portfolio that positively impact the lives of people in communities across the United States. We will continue to finance and invest in sustainable opportunities, and we will explore new opportunities to develop products and solutions that support our clients and advance sustainability.
Data Security and Privacy — Our Board and senior management are actively engaged in the oversight of the 1st Source cyber and information security program. Our Audit, Finance and Risk Committee and management's Operational and Compliance Risk Committee (which reports to the Audit, Finance and Risk Committee of the Board) receive quarterly reports on the program and on developments in the cyber and information security sector from our Chief Information Security Officer (CISO). Additionally, an informal subcommittee of the Board comprised of directors with technology industry backgrounds periodically receives reports from the leaders of our digital banking, technology and information security teams. On an annual basis, senior members of the Company’s digital banking, technology, risk and information security teams provide a comprehensive overview of the Bank’s cyber and information security program to the Board. Highlights of our cyber and information security governance include:
•The Company employs an in-depth, multi-layered strategy of control programs, including monitoring external and internal threats and events, managing access, facilitating use of appropriate authentication options, validating controls and programs by internal teams and independent third parties and testing various compromise scenarios that are overseen by our information security team.
•The Company invests in threat intelligence and participates in financial services industry and government forums which track and report on cyber and other information security threats.
•The Company’s CISO actively participates in the Financial Services Sector Coordinating Council and Cyber Risk Institute’s development of the cyber and information security framework for the financial services industry, known as “The Profile.” Our CISO is now active in the Cyber Risk Institute established in 2020 to house and maintain the Profile going forward.
•The Company routinely performs penetration tests.
•The Company’s cyber and information security program regularly incorporates external expertise.
•The Company actively maintains PCI/DSS certification at the service provider level and an Attestation of Compliance is available upon request.
Meetings of the Board of Directors and Directors’ Compensation — The Board of Directors held 5 meetings in 2022. No incumbent directors attended fewer than 75% of the aggregate total meetings of the Board of Directors and all committees of the Board of 1st Source on which he or she served.
Directors receive fees as follows:

Meeting Fees	January 1, 2022 to April 30, 2022	May 1, 2022 to December 31, 2022
Each meeting of Board of Directors attended	$2,500	$3,000
Each meeting of Audit, Finance and Risk Committee attended	$2,500	$3,000
Each meeting of Loan and Funds Management Committee attended	$2,000	$2,500
Each meeting of other Board committee attended	$2,000	$2,500
Annual Retainers(1):
Board member	$49,816	$64,202
Committee chairs:
Audit, Finance and Risk Committee	$10,000	$15,000
Executive Committee(2)	$3,000	$0
Governance and Nominating Committee	$10,000	$20,000
Executive Compensation and Human Resources Committee	$8,000	$15,000
Loan and Funds Management Committee	$10,000	$10,000
Trust and Investment Committee	$5,000	$10,000

(1) Annual retainers are generally paid in early June.
(2) Mr. Murphy III became the Chair of the Executive Committee in May 2022 and receives no additional compensation for that position.

Annual Meeting Attendance — Per the Company’s Corporate Governance Guidelines, directors are expected to attend the Annual Meeting of Shareholders. The Chairman of the Board presides at the Annual Meeting, and the Board of Directors holds one of its regular meetings in conjunction with the Annual Meeting of Shareholders. All members of the Board at the time of the Company’s 2022 Annual Meeting of Shareholders attended that meeting.
Code of Ethical Conduct — The Board of Directors has adopted a Code of Ethical Conduct for Financial Managers, which is available on the Company’s website at www.1stsource.com. The Code of Ethical Conduct for Financial Managers constitutes a code of ethics as defined in Section 406(c) of the Sarbanes-Oxley Act of 2002 and applies to the Chief Executive Officer, Chief Financial Officer, Controller and other individuals performing similar accounting or financial reporting functions for the Company.
Shareholder Communications — Communications to the Board of Directors from shareholders are welcomed. All written communications may be submitted through the Company’s website at www.1stsource.com, by e-mail at shareholder@1stsource.com, or by U.S. mail at 1st Source Corporation, 100 North Michigan Street, South Bend, Indiana, 46601, Attn: Chairman, Governance and Nominating Committee, or Attn: Corporate Secretary. The recipient of any such communication shall share it with the Chairman of the Governance and Nominating Committee who shall either (i) relay it to the full Board or an appropriate committee chairperson, or (ii) where he feels that the communication is not appropriate to relay to the Board, provide a copy of the communication and an indication of his proposed disposition to the General Counsel, or another independent director, either of whom may forward the communication to any other directors if he or she deems it prudent or appropriate to do so. The Chairman of the Governance and Nominating Committee shall forward all recommendations for Board nominees submitted by shareholders to the members of the Committee.
GOVERNANCE AND NOMINATING COMMITTEE INFORMATION
The Board of Directors formed an independent Governance and Nominating Committee in January 2004. The charter of the Governance and Nominating Committee is available at www.1stsource.com. See also the description of the Committee under “Board Committees and Other Governance Matters” above. All members of the Governance and Nominating Committee (see “Board Committees” above) comply with the independence requirements of the NASDAQ Stock Market listing rules. One of the purposes of the Governance and Nominating Committee is to identify, evaluate, recruit and select qualified candidates for election, re-election or appointment to the Board. The Governance and Nominating Committee may use multiple sources for identifying and evaluating nominees for directors, including referrals from current directors and executive officers and recommendations by shareholders. Candidates recommended by shareholders will be evaluated in the same manner as candidates identified by any other source. In order to give the Governance and Nominating Committee adequate time to evaluate recommended director candidates, shareholder recommendations should be submitted in writing no earlier than 120 days and no later than 90 days prior to the next Annual Meeting to be held on or before April 25, 2024. Nominations should be addressed to the attention of the Chairman, Governance and Nominating Committee, c/o 1st Source Corporation.
The Governance and Nominating Committee will select new or incumbent nominees or recommend to the Board replacement nominees considering the following criteria:
•Qualifications, including judgment, skill, capability, conflicts of interest, business experience and technical, professional, and educational background;
•Personal qualities and characteristics, accomplishments and reputation in the business community;
•Whether the nominee currently lives in one of the Company’s markets;
•Current knowledge and contacts in the communities or industries in which the Company does business;
•Current knowledge in one or more of the Company’s lines of business;
•Public company experience;
•Ability to qualify as an audit committee financial expert under SEC guidelines;
•Ability and willingness to commit adequate time, or in the case of incumbent directors, past participation and contribution, to Board and committee matters;
•Whether the nominee’s knowledge and experience is complementary to, or duplicative of, that of the other members of the Board;
•If applicable, whether the nominee would be deemed “independent” under listing rules of the NASDAQ Stock Market and SEC rules;
•Whether the nominee is qualified and likely to remain qualified to serve under the Company’s By-laws and Corporate Governance Guidelines;
•Diversity of personal characteristics and background consistent with the Company’s heritage and record, since the Company’s inception in 1971 of maintaining both ethnic and gender diversity among membership of the respective boards of directors of the Company and its subsidiary bank;
•Whether the nominee is under the age of 72; and
•Such other factors the Committee deems relevant.

The Governance and Nominating Committee assesses its own performance, including its effectiveness in achieving a diverse Board, and reviews its charter and recommends any proposed changes every other year coincident with the bi-annual self-assessment of the full Board.
Board Diversity Matrix (As of March 10, 2023)

Total Number of Directors:	12

	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	10	0	0
Part II: Demographic Background
African American or Black	1	1	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	1	0	0
Hispanic or Latinx	0	1	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	1	7	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	0
REPORT OF THE AUDIT, FINANCE AND RISK COMMITTEE
The Audit, Finance and Risk Committee oversees 1st Source’s financial reporting process on behalf of the Board of Directors, retains and oversees the Company’s independent registered public accounting firm, approves all audit and non-audit services provided by the independent registered public accounting firm. In addition to financial reporting risks and controls, the Committee oversees risks and controls for other operational and compliance risk categories with the potential to cause significant financial loss, consumer harm, regulatory criticism, and/or reputational damage. The Committee also oversees management’s implementation and maintenance of the Company’s Enterprise Risk Management Program consistent with the Company’s strategies, the Board’s risk tolerance, and the Board-approved Enterprise Risk Management Policy. The Board of Directors has adopted a charter for the Audit, Finance and Risk Committee to set forth its authority and responsibilities. All of the members of the Committee are independent as defined in the listing rules of the NASDAQ Stock Market and SEC rules and also qualify as audit committee financial experts, as defined in the rules of the SEC.
The Committee reviewed the audited financial statements in the Annual Report with management. The Committee also reviewed the financial statements with 1st Source’s independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States. The Committee also considered, with the independent registered public accounting firm, the firm’s judgments as to the quality, not just the acceptability, of 1st Source’s accounting principles and such other matters as are required to be discussed with the Committee under PCAOB Auditing Standard No. 16, “Communication with Audit Committees.” In addition, the Committee has discussed with the independent registered public accounting firm the firm’s independence from management and 1st Source, including the matters in the written disclosures required by PCAOB Ethics and Independence Rule 3526, “Communication with Audit Committees Concerning Independence,” and considered the compatibility of non-audit services provided by the independent registered public accounting firm to 1st Source with the firm’s independence.
In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2022, for filing with the SEC.
Audit, Finance and Risk Committee
John F. Affleck-Graves, Chairman
Melody Birmingham
Daniel B. Fitzpatrick
Tracy D. Graham
Vinod M. Khilnani
Timothy K. Ozark
Todd F. Schurz
Mark D. Schwabero
Ronda Shrewsbury
Isaac P. Torres
COMPENSATION DISCUSSION & ANALYSIS
Compensation Oversight
The Executive Compensation and Human Resources Committee of the Board of Directors, comprised entirely of independent directors, administers the Company’s executive compensation program. The responsibilities of the Executive Compensation and Human Resources Committee are described in its charter and include:

•Reviews Chief Executive Officer’s recommendations for compensation for the other Named Executive Officers (the executives required by SEC rules to be named in this proxy statement, or “NEOs”) and either approves or adjusts it and reviews and approves metrics and policy guidelines for salary and incentive compensation for other senior management personnel;
•Review performance and determines compensation of the Chief Executive Officer;
•Oversee and approve establishment and administration of wage and benefit policies for the Company including an annual salary and performance grid for all employees;
•Review general human resources guidelines, policies and procedures;
•Oversee the Company’s stock and benefit plans;
•Review incentive plans and attest that they do not encourage inappropriate risk taking; and
•Conduct an annual self-assessment.
The Committee also reviews market data and peer and industry information periodically and considers the recommendations of the Chief Executive Officer with regard to cash and stock incentives under the Company’s Executive Incentive Plan and the other incentive plans for officers in the Company as described below.
The Committee also periodically engages outside consultants to review the Company’s compensation programs and underlying data to ensure they are competitive and reflect market realities, and to provide advice with regards to determining compensation for NEOs and other senior management personnel. The Committee engaged Blanchard Consulting Group in November 2021 for this purpose. It did so after considering the independence factors for compensation consultants outlined in the NASDAQ Listing Rules and determining that Blanchard was independent. The Committee’s engagement of Blanchard is described further below.
Compensation Philosophy and Program
The Company’s compensation philosophy rests on the core principle that its executive officers and key employees are all in partnership with each other and with the Company’s shareholders to achieve success over the long-term. Guided by this core principle, the Company’s compensation program can be summarized as follows:
•The Company succeeds best over the long-term when the executive officers and key employees are motivated to work together in this partnership as long-term owners themselves. The Company’s compensation program is designed to compensate executive officers and key employees fairly and continuously reinforce a partnership of long-term owners responsive to our markets and compliant with local, state and federal regulations.
•The program is designed to encourage consistent high-level performance with particular emphasis on building long-term customer relationships and serving well its various constituencies: individuals, businesses, not for profits, municipal governments, communities, employees and shareholders. The Company believes that a strategic focus on building deep, long-term customer relationships is the foundation for strong, high quality, sustainable, long-term performance. Increasing such relationships over the long-term optimizes shareholder value through growth of high quality net revenues.
•The program is based on pay-for-performance with performance evaluated relative to both internal business plans, and tactical and strategic objectives and to the results of the Company compared with its relevant peer groups.
•The program provides competitive compensation opportunities that are consistent with practices of our peers with adjustments made for individual variance in skill and contribution.
•The program is designed to encourage a measured approach to growth that includes necessary attention to understanding and managing the risks of the business.
•The program rewards growth of customer relationships and sound risk management through compensation that is balanced between base salaries and performance-based incentive compensation.
•The program’s incentive compensation is also balanced between cash bonuses and equity awards, with both linked to the Company’s overall performance on a short-term, intermediate-term and long-term basis.
The program also promotes long-term share ownership, with all executive officers expected to maintain a significant investment in the Company and meet stock ownership guidelines.
Company Performance
The Committee evaluated the Company’s 2022 performance during early 2023. The Company met many of its quantitative and qualitative objectives for 2022 despite broad economic challenges. Highlights included:
•The Company achieved net income of $120.51 million in 2022. This was a 1.7% increase from 2021 and was the highest achieved in the company’s history.
•The Company earned $4.84 per share which was a 3.0% increase from 2021.
•The Company continued 35 years of dividend increases.
•The Company achieved a return on average assets of 1.49%. This placed it in the top 11% of all publicly-traded $3 to $10 billion peer companies as of the date of its annual review period.
•The Company grew its average loans outstanding net of PPP loans to $5.55 billion, a 7.8% growth over the prior year.
•The Company had net loan losses of 0.03% of average net loans and leases outstanding.
•The Company ended the year with a nonperforming assets ratio of 0.45% and a reserve for loan and lease losses of 2.32%.
•The Company continued to exceed the minimum regulatory requirements for Well Capitalized banks.

•The Company was one of 17 banks to be included in the Keefe, Bruyette & Woods, Inc. (KBW) Bank Honor Roll, which consists of banking institutions that have had 10 consecutive years of increased earnings per share.
•The U.S. Small Business Administration (SBA), Indiana District recognized the Company with a Gold Level Award in the Community Lender category for the tenth consecutive year. The award honors 1st Source Bank for delivering the greatest number of SBA loans in Indiana in 2022 among Community Banks with less than $10 billion is assets.
•The Company was named to the Forbes ‘Best Employers for Diversity’ list and was also included on the Forbes ‘Best In State Banks’ list, ranking #3 in Indiana.
•The Company maintained its #1 deposit share in its 16 contiguous county market.
•The Company continued development of succession management in a variety of positions.
•The Company achieved 16% of diverse candidates hired/promoted on management or professional track at an exempt level with specific Individual Development Plans created or in place and updated as a % of total exempts hired or promoted.
•All of the Company’s current employees have completed a required series of facilitated training sessions on unconscious bias.
•The Company introduced an entirely new 1stsource.com, its website, to make it more client friendly and easier to use with enhanced frequently asked questions, more robust financial education, and more useful advisory content.
•At the close of the year, the Company introduced a digital mobile account opening capability for potential new depositors increasing and improving its digital offerings.

To understand the Company’s performance in relative terms the Committee compared it to a number of other peer groups variously reflecting the Company’s geographic markets, its business line focus, and its size and complexity. These include:

Midwest Peers	Location	Ticker	National C&I Peers	Location	Ticker
1st Source Corporation*	South Bend, IN	SRCE	1st Source Corporation*	South Bend, IN	SRCE
Byline Bancorp, Inc.	Chicago, IL	BY	Amarillo National Bancorp, Inc	Amarillo, TX
Community Trust Bancorp, Inc*	Pikeville, KY	CTBI	BancFirst Corporation*	Oklahoma City, OK	BANF
Enterprise Financial Group*	Clayton, MO	EFSC	Brookline Bancorp, Inc.	Boston, MA	BRKL
First Busey Corporation*	Urbana, IL	BUSE	CNB Financial Corporation*	Clearfield, PA	CCNE
First Commonwealth Financial Corp*	Indiana, PA	FCF	Cullen/Frost Bankers, Inc*	San Antonio, TX	CFR
First Financial Bancorp*	Cincinnati, OH	FFBC	Discount Bancorp, Inc	New York, NY
First Financial Corporation*	Terre Haute, IN	THFF	Hancock Holding Company*	Gulfport, MS	HWC
First Merchants Corporation*	Muncie, IN	FRME	Heartland Financial*	Dubuque, IA	HTLF
German American Bancorp, Inc*	Jasper, IN	GABC	Mercantile Bank Corporation*	Grand Rapids, MI	MBWM
Horizon Bancorp*	Michigan City, IN	HBNC	National Bank Holdings Corporation*	Green Village, CO	NBHC
Intrust Financial Corporation	Wichita, KS		Pinnacle Financial Partners*	Nashville, TN	PNFP
Johnson Financial Group, Inc	Racine, WI		S&T Bancorp*	Indiana, PA	STBA
Lakeland Financial Corporation*	Warsaw, IN	LKFN	Stock Yards Bancorp, Inc*	Louisville, KY	SYBT
Merchants Bancorp*	Carmel, IN	MBIN	Texas Capital Bancshares, Inc*	Dallas, TX	TCBI
MidWest One Financial Group, Inc.*	Iowa City, IA	MOFG	UMB Financial Corporation*	Kansas City, MO	UMBF
Nicoolet Bankshares, Inc.	Green Bay, WI	NIC	Univest Corporation of Pennsylvania*	Souderton, PA	UVSP
Park National Corporation*	Newark, OH	PRK	Western Alliance Bancorporation*	Phoenix, AZ	WTBF
Premier Financial Corp*	Definance, OH	PFC	Wintrust Financial Corporation*	Lake Forest, IL	WTFC
Republic Bancorp, Inc*	Louisville, KY	RBCAA	W.T.B. Financial Corporation*	Spokane, WA	WTBFB

* Publicly-traded

The Committee compared the Company’s performance for the first three quarters of 2022 to its selected peer groups using ratios including those shown below. The Company continued to show consistent financial performance equal to or superior to most peers while maintaining stable credit quality and a strongly reserved position. Peer group amounts shown are the median in the peer group and the Company’s ranking in the group is set forth below the peer group metric, with a 1 ranking indicating the best result:

	Midwest Peer Group (20 members) Sept 2022 YTD Median	National Commercial & Industrial Concentration Peer Group (20 members) Sept 2022 YTD Median	National $3 to $10 Billion Assets Peer Group (165 members) Sept 2022 YTD Median(1)	1st Source Sept 2022 YTD	1st Source Dec 2022 YTD

Return on average total assets	1.29% 5	1.15% 3	1.13% 24	1.49%	1.49%

Return on average common equity	11.84% 7	11.71% 9	11.90% 53	13.56%	13.81%

Net income growth	2.96% 9	6.21% 14	0.76% 73	1.51%	1.66%

EPS Growth	2.76% 7 of 18	6.11% 11 of 18	2.75% 45 of 105	0.00%	2.98%

Net interest margin on a tax-equivalent basis	3.38% 11	3.18% 7	3.28% 69	3.37%	3.45%

Net charge-offs to average net loans and leases outstanding	0.03% 2	0.03% 3	0.02% 25	-0.01%	0.03%

Nonaccrual loans and leases, restructured loans and other real estate to loans and leases and other real estate(2)	0.48% 9	0.38% 14	0.46% 86	0.48%	0.44%

Allowance for loan and lease losses to net loans and leases outstanding	1.29% 1	1.18% 1	1.17% 4	2.36%	2.32%

Noninterest income to average assets (3)	0.97% 10	0.81% 8	0.76% 47	0.97%	0.96%

Noninterest expense to average assets (3)	2.18% 8	2.17% 10	2.25% 64	2.14%	2.16%

Efficiency ratio (3)	55.69% 5	59.71% 4	58.50% 30	51.16%	51.13%
(1) Computed based on the companies included in the 2022 Bank Holding Company Performance Report.
(2) This is a ratio shown on the Bank Holding Company Performance Report selected to facilitate peer comparisons and different from the nonperforming assets ratio mentioned in the bullet points at the beginning of this section.
(3) Noninterest income and expense computed net of leased equipment depreciation.

The Committee also compared the Company’s total return over the past five years with the total return of the publicly-traded members of the Midwest and National Commercial & Industrial Concentration Peer Groups as well as the group of publicly-traded banking companies in Illinois, Indiana, Michigan, Ohio, and Wisconsin and all NASDAQ traded companies shown in the Annual Report:

330
276
222
168
114
60
100
100
100
100
97
83
82
83
133
109
108
101
192
97
93
88
235
134
134
111
159
122
121
116
2017
2018
2019
2020
2021
2022
1st Source
NASDAQ Index
Banking companies in Illinois, Indiana, Michigan, Ohio, and Wisconsin
Midwest and National Commercial & Industrial Concentration

* Assumes $100 invested on December 31, 2017, in 1st Source Corporation common stock, NASDAQ market index, banking companies in Illinois, Indiana, Michigan, Ohio, and Wisconsin, and the In-Market, Midwest, and National Commercial & Industrial Concentration peer group.
** The Morningstar Weighted NASDAQ Index Return is calculated using all companies which trade on the NASDAQ Stock Market. It includes both domestic and foreign companies. The index is weighted by the then current shares outstanding and assumes dividends reinvested. The return is calculated on a monthly basis.
*** The peer group is a market-capitalization-weighted stock index of 33 banking companies in Illinois, Indiana, Michigan, Ohio, and Wisconsin. The following company included in this peer group in last year's proxy has not been included this year, due to being acquired during 2021: Mackinac Financial Corporation.
NOTE: Total return assumes reinvestment of dividends.
Compensation Consultants
As noted above, the Committee engaged Blanchard Consulting Group in late 2021. A senior management committee interviewed a number of compensation consulting firms and then reviewed the results of those interviews with the Chairman of the Committee. The Chairman then discussed these results with the entire Committee, which approved the Chairman engaging Blanchard on its behalf. The scope of Blanchard’s engagement was to evaluate the Committee’s processes and information, provide advice concerning the competitiveness of the Company’s compensation for NEOs and other members of senior management and recommend improvements in compensation practices. In this regard, Blanchard performed the following:
•Validated the process and information the Committee uses to evaluate base compensation and short and long-term cash and equity incentives of the CEO and CFO as to their competitiveness and appropriateness.
•Similarly collected and validated comparative data for the then next four highest paid officers.
•Constructed the following peer comparison groups that in some cases included similar or the same companies that 1st Source traditionally includes in its peer groups:
◦A regional peer group of 20 banking companies with assets between $4.5 and $15 billion as of December 31, 2020, and headquartered in Iowa, Illinois, Indiana, Kentucky, Missouri, Ohio, Pennsylvania, or Tennessee;
◦Blanchard’s internal database of publicly traded banking companies with assets between $4.5 billion and $15 billion as of year-end 2020;
◦The publicly traded members of the “National Commercial & Industrial Concentration Peer Group” used by the Committee for assessing relative performance of the Company as noted in the tables above under “Company Performance”; and
◦Summarized data from other published banking and financial industry surveys, some of which currently are being used by 1st Source.

1st Source Bank purchased McLagan’s Equipment & Finance Compensation Survey in 2019. The survey included 75 banks, captives and independent leasing companies and benchmarked the Bank’s Specialty Finance Group’s officers’ pay levels including salary, incentives, and total compensation against comparable market roles in 2021. The Bank also engaged McLagan to run an additional cut of the survey with a refined peer group selected by the Bank. The Committee has determined that McLagan is independent after considering the independence factors for compensation consultants outlined in the NASDAQ listing rules.
Components of Compensation and 2022 Compensation Decisions
The following table summarizes the components of compensation the Company provides to its NEOs and other senior management personnel:

Compensation Component	Frequency	Criteria	Form(s) of Payment	Restrictions	Term of Holding
Salary	Annual	Qualifications, responsibilities and performance	Cash	None	None

Executive Incentive Plan (EIP)	Annual	Weighted corporate, group, division, unit and individual performance goals	Cash and book value stock	None as to cash component. Book value stock subject to forfeiture over a five-year period based on employee remaining with the Company and the Company meeting EPS growth or ROA criteria	Book value stock generally required to be held until retirement. Limited exceptions for up to 50% of stock beginning seven years following lapse of forfeiture period (eight to twelve years from date of grant) but subject to minimum stock ownership requirements

Long-Term Executive Incentive Plan	Every three years	Weighted corporate financial goals for the third year of the three-year planning period and average of individual annual awards for the three-year planning period	Cash and market value stock	None as to cash component. Market value stock subject to forfeiture over a five-year period based on employee remaining with the Company and the Company remaining profitable	Subject to NEO accumulating required minimum stock holdings

Strategic Deployment Incentive Plan	Annual	Company net income and Committee’s determination of success of strategic initiatives embedded in Company’s long-term plans using specific operating and financial metrics	Cash and/or stock as the Committee determines	None	Subject to NEO accumulating required minimum stock holdings

1982 Restricted Stock Award Plan	Discretionary	Discretionary	Market value stock	Market value stock subject to forfeiture over a zero to ten-year period based on employee remaining with the Company and in some cases the attainment of individual, group or Company goals	Subject to NEO accumulating required minimum stock holdings
Each element of compensation is discussed in more detail below. The Committee reviews the salary and incentive history for each NEO.
Base Salaries
•Why we pay this component.
Annual base salaries are designed to provide 1st Source executives with a basic level of cash compensation that is competitive in view of their qualifications, responsibilities and performance. Executive salaries are administered under the 1st Source Salary Administration Program applicable to all exempt employees. Through this program, each exempt job is graded under direction of the Human Resources Division and placed in a salary range with a midpoint targeted for the 50th percentile of the market range. Management monitors and re-calibrates the job grades and salary ranges by regularly evaluating market pay for particular positions as openings occur, as jobs change or as managers raise questions about the competitiveness of the pay for certain jobs. In addition, management periodically studies the competitiveness of its salary structure (ranges and job grades) by reference to market and industry information from a variety of sources, including Pearl Meyer, Compdata Surveys, Salaries.com, Blanchard, Wipfli and McLagan. As noted, in late 2021, the Committee sought validation and advice from Blanchard Consulting Group concerning management’s processes and information for base salaries as well as total compensation.
•How we determine the amount.
For the NEOs, the Executive Compensation and Human Resources Committee annually evaluates base salaries and total compensation by reference to the same sources used for the Company’s Salary Administration Program. It also reviews the public information available from proxy statements on compensation paid to NEOs of peer organizations. The Committee reviews information for the CEO, CFO and, to the extent peer information is available, other NEOs compared to its Midwest peer group (see list above under Company Performance), a nationwide peer group of banking companies with a concentration of commercial and industrial loans (see list above under Company Performance), a nationwide peer group of banking companies with $3 billion to $10 billion in assets, and a nationwide peer group of publicly traded banking companies of all sizes. The Committee uses the peer group data as a point of reference and one of several factors in setting base salaries and other components of compensation for the NEOs. If any component of compensation for the NEOs varies significantly from the median of those in our peer group, then the Committee considers the circumstances (e.g. tenure, experience, historical performance) and whether an adjustment to one or more components of compensation is warranted. The Committee continued to reference the Blanchard peer groups as well as the peer groups traditionally used by 1st Source as it determined base compensation changes in 2022 and awarded incentive compensation for 2022 for the named executive officers.

Increases to base salaries are considered annually. Management evaluates market conditions and proposes a salary performance grid that provides the range of authorized merit increases for each level of performance rating in each quadrant of the applicable salary ranges. The Executive Compensation and Human Resources Committee reviews, adjusts and approves the proposed grid each year. All of the NEOs, including the Chief Executive Officer, are eligible to receive annual salary increases approved under the Salary Administration Program.
An exempt employee’s base salary will increase based on his or her position in the salary range and individual performance rating determined through the annual performance review process. Performance ratings are based on a scale of 1 to 5 with a 3 rating representing performance that meets expectations.
The Committee applies the salary performance grid used for all exempt employees when determining base salary increases for Mr. Murphy and the other NEOs. The Committee evaluates Mr. Murphy’s performance each year looking at, among other factors, the Company’s return on assets, return on equity, its absolute earnings, and the overall performance of the Company relative to its annual budget plan and long-term strategic plan approved by the Board of Directors. His responsibilities also include representing the Company to its various constituencies, ensuring the Company’s ongoing community engagement, and ensuring the development of a culture of client service, long-term financial performance, teamwork, corporate integrity, and long-term success. Based on Mr. Murphy’s 2022 performance and the Company’s performance against its annual profit plan and using the salary performance grid approved by the Committee for 2023, the Committee would have granted Mr. Murphy an increase of 4% to 4.5% in base salary but acceded to his request to have his salary increase limited to $15,000 or 1.85%.
Mr. Murphy evaluates the performance of the other NEOs and makes recommendations for their annual increases to the Committee. Ms. Short also contributes to the evaluation of the other NEOs besides herself. The progression of increases in base salary for each of the NEOs is shown in the Summary Compensation Table below.
Annual Incentive Awards Under the Executive Incentive Plan (EIP)
•Why we pay this component.
The EIP is designed to reward the NEOs and other participants for performance with a long-term emphasis. Annual incentive awards achieve this balance with payments of both cash and stock. The annual cash awards provide participants with immediate recognition of achieving annual performance criteria. The Committee regularly approves a matching award equal to the full value of, or a portion of, the value of the cash award to be paid in the form of book value shares or market value shares so that participants become long term investors in the Company. The Committee has generally made annual matching awards of 50% to 100% in book value stock to provide participants with the opportunity to build and increase the value of their ownership of 1st Source during the course of a long career with the Company. The value of this stock only grows if the Company continues to perform. Also, a long-term holding requirement for those shares further establishes alignment between the long-term benefit to the participants and the interests of our shareholders. The Company has chosen book value stock as the primary form of incentive stock because book value is the one value that members of management and sales and service personnel directly affect by their individual and collective actions. Earnings of the Company are either added to the book value per share or paid out as dividends on all outstanding shares (including book value shares whether or not still subject to forfeiture). In this way, book value more closely reflects the real economic value of the Company and is not subject to fluctuations in the stock market that are unrelated to the long-term performance of the Company. Inappropriate risk-taking is discouraged through the five year forfeiture period of book value share awards because imprudent short-term risk taking would be likely to impair the long-term value of awards. Inappropriate risk-taking is further discouraged through restrictions on the sale of book value shares that, with limited exceptions, require recipients to hold the shares until retirement and then sell them back to the Company at the then book value, with the purchase price payable in installments over a five year period. The limited exceptions allow executives, subject to the Committee’s approval, to sell back to the Company up to 50% of those book value shares for which the risk of forfeiture has been lapsed for seven or more years and only for the purchase of a personal residence or second home, college education tuition or financial hardship. The Company believes that equity-based compensation using book value stock under the EIP ties participants’ economic incentives directly to the long-term, substantive and sustainable economic performance of the Company. It encourages them to make sound business decisions that will grow the Company carefully over time and strengthen its financial position and should discourage decisions designed only for short-term personal gain. This decision-making for the long-term is reinforced as these stock awards can become a significant portion of a participant’s net worth over time.
•How we determine the amount.
Awards under the EIP are determined annually following the close of the fiscal year based on performance against a series of metrics selected and weighted for each participant at the beginning of the year. The EIP offers participants the potential for an annual cash award and a long-term stock award.
▪Annual Cash Awards: Each management participant under the EIP is assigned a “partnership level” percentage that is the starting point for determining his or her annual cash award. Partnership level percentages range from 4.25% to 15% of the salary range midpoint assigned by the Committee for purposes of computing the EIP award or the base salary of a participant. For 2022, the partnership level percentage of the NEOs was 15% of base salary for Mr. Murphy and 10% of base salary for Ms. Short and Messrs. Bauer, Buhr and Griffith. The “base bonus” for each NEO participant is equal to the participant’s base salary or salary midpoint multiplied by the relevant partnership share percentage.
That dollar amount is further adjusted up or down by the “Company Performance Factor.” The Company Performance Factor is 2.5 times the percentage by which actual net income for the year exceeded (or missed) budgeted net income with a maximum adjustment of 25%. The Committee is authorized to make adjustments to reported net income for purposes of determining the Corporate Performance Factor. Historically, the Committee has done so when, in the Committee’s judgment, the reported net income included unusual or one-time items that distorted the true substantive or normalized earnings of the Company.
For 2022, the Committee chose to use the Company’s reported net income of $120.51 million without adjustment to calculate the Company Performance Factor. For 2022 the net income was approximately 25.2% over budget resulting in a positive adjustment of 25.00% for the Company Performance Factor. Thus, the Company Performance Factor for 2022 was 125.00%.

For each individual, the base bonus after adjustment for the Company Performance Factor is further adjusted up or down between 0% and 300% based upon the participant’s performance against a set of corporate, group and individual performance goals established at the beginning of the fiscal year. Target amounts are scored at 150% of weighting for staff management personnel while they are scored at 200% for sales, credit and line management personnel. For example, if the Company achieves a corporate-level goal exactly at target and the goal is weighted for the individual at 10%, a staff person’s result is scored as 15% of their base salary or salary range midpoint assigned for EIP purposes while a sales, credit or line person’s result is scored as 20% of their base salary or salary range midpoint assigned for EIP purposes. The total of the annual cash and stock awards to a single participant may not exceed $1 million.
The corporate-level financial performance goals for each of the NEOs in 2022 included a combination of the following depending upon the NEO’s role and responsibilities:

Objective	Minimum	Target	Maximum	Actual

Net income	$93,845	$96,251	$101,064	$120,509
Return on assets	1.10%	1.20%	1.40%	1.49%
Exceed median ROA results for $3 to $10 billion peers	62 of 105	52 of 105	35 of 105	11 of 105
Return on common equity	10.00%	10.18%	11.00%	13.81%
Revenue growth	3.29%	4.38%	7.67%	11.95%
Expense to revenue ratio	57.82%	56.69%	52.44%	51.13%
Loan growth (all loans including PPP loans)	3.54%	4.72%	7.09%	7.82%
Core deposit growth	2.78%	5.56%	8.35%	7.35%
Year-end nonperforming assets	1.40%	1.00%	0.35%	0.45%
Net charge offs and other credit-related losses to average loans, leases, repossessed assets and other real estate	0.38%	0.15%	0.08%	0.02%
Net new primary relationships	90% of Target	Target	130% of Target	56% of Target

The corporate financial performance goals assigned to each of the NEOs and the weightings of corporate, group and individual performance goals for each of the NEOs were as follows:

Objective	Mr. Murphy	Ms. Short	CFO(1)	Mr. Griffith	Mr. Buhr
Corporate Financial Performance Goals
Net income	15%	10%	10%	10%	5%
Return on assets	10%	5%	10%	5%	10%
Exceed median ROA results for $3 to $10 billion peers	15%	10%	10%	10%	10%
Return on common equity	10%	—	5%	—	—
Expense to revenue ratio	15%	5%	25%	15%	—
Revenue growth	5%	12%	5%	5%	5%
Loan growth	—	18%	—	5%	5%
Core deposit growth	—	5%	—	—	—
Year-end nonperforming assets	10%	5%	—	—	15%
Net charge offs and other credit-related losses to average loans, leases, repossessed assets and other real estate	10%	5%	—	—	15%
Net new primary relationships	10%	15%	5%	5%	5%
Group financial performance goals	—	10%	30%	35%	30%
Enhance enterprise risk management	—	—	—	10%	—
Total weighting	100%	100%	100%	100%	100%
Target amount scoring	200%	200%	150%	150%	200%

(1) These goals and weightings were used for 50% of Mr. Bauer’s calculation. The other 50% of Mr. Bauer’s calculation was based on his performance vs. goals as Chief Investment Officer of the Funds Management Division of 1st Source Bank.
In assessing performance against these performance goals, the Committee considers quantitative and qualitative factors, and ultimately uses its judgment when determining the amount and terms of individual awards. The qualitative factors the Committee considers to adjust awards include:
•The recommendations of Mr. Murphy with respect to the achievement of group and individual performance goals of the other NEOs and all other participants in the EIP.
•An analysis of competitive marketplace compensation data as described above;
•An analysis of the Company’s performance compared to its peer groups as described above;
•An analysis of the Company’s performance compared to its overall quantitative and qualitative goals;
•The executive’s level of responsibility and ability to influence the Company’s performance;
•The executive’s level of experience, skills and knowledge;
•The need to retain and motivate highly talented executives;

•Corporate governance considerations related to executive compensation; and
•The Company’s current business environment, objectives and strategy.
For 2022, Mr. Murphy received the award as computed based upon quantitative factors. Mr. Murphy, Ms. Short and Mr. Buhr were scored as part of sales, credit and line management personnel. Mr. Bauer and Mr. Griffith were scored as part of staff management personnel.
▪Annual cash awards: These are paid following the Committee’s approval of the awards. For the NEOs, the Committee approved cash awards for 2022 performance as follows:

Mr. Murphy	$408,550	Mr. Griffith	$88,000
Ms. Short	$130,200	Mr. Buhr	$119,250
Mr. Bauer	$71,600
These amounts are shown on the 2022 lines of the “Non-Equity Incentive Compensation Plan” column of the Summary Compensation Table below.
▪Annual Book Value Stock Awards: The amount of the annual cash award under the EIP is matched with an equal amount of book value stock that is subject to forfeiture ratably over a five-year period in the event the Company fails to achieve designated annual performance hurdles or the participant’s employment terminates. For 2022, the Committee chose a 3.50% EPS growth requirement or a 1.20% annual return on assets. The Committee believes that this combination of requirements collectively represents a reasonable hurdle for participants to motivate future performance based on, among other factors, the peer group performance documented above. The Committee also has the authority under the EIP to evaluate whether forfeiture of book value shares is appropriate if the Company’s performance results are in the top quartile of its peer groups notwithstanding failure of the Company to achieve the performance hurdles. This additional authority gives the Committee flexibility to respond to external events or market conditions.
Mr. Murphy’s annual cash award is matched with an equivalent value in book value stock subject to the same performance hurdles as with all employees under the EIP. As the risk of forfeiture lapses over the five year period based on achievement of performance hurdles, he is paid the value of book value stock in cash. His book value stock awards ultimately paid in cash are shown in the “Stock Awards” column of the Summary Compensation Table in the year the awards are made, consistent with the presentation for the other NEOs. The Committee believes Mr. Murphy’s ownership interest in the Company is already significant and sufficiently aligned with shareholder interests that the book value share awards under the EIP can be denominated and paid in cash as the forfeiture risk lapses without impairing the objectives of the EIP.
The annual stock awards for 2022 performance were made in calendar year 2023. As required by SEC rules, the 2022 stock award amounts for the NEOs will be shown in next year’s proxy statement on the 2023 lines under the Stock Awards column of the Summary Compensation Table. The annual book value stock awards for 2021 (made in 2022) are shown on the 2022 lines of the “Stock Awards” column of the Summary Compensation Table below as required by SEC rules.
Long-Term Plan Awards Under the EIP
•Why we pay this component
In addition to the annual incentive award of cash and book value stock, the EIP also offers management participants an additional periodic award of cash and stock in the event the Company achieves longer-term performance goals. These performance goals are established periodically (usually every 3 years) as part of the Company’s ongoing long-term strategic planning process. These awards are also designed to reward consistent individual performance over the long-term as individual performance is calculated based on the participant’s average annual incentive awards under the EIP over the three-year period. These awards further reinforce alignment with the interests of our shareholders by encouraging a long-term view with sound strategic planning and risk management and providing participants with an opportunity for additional ownership of the Company but with the same market risk to which shareholders of the Company are exposed.
•How we determine the amount.
▪Calculation of Amount of the Long-Term Plan Awards: The most recent 3-year performance goal period ended in 2022 with targets set in early 2020 and awards being determined and paid in early 2023.
The goals for the 2020-2022 period include the following:

	Weighting	Minimum	Target	Maximum	Actual

Return on assets	20%	1.06%	1.21%	1.36%	1.49%
Expense to revenue ratio	10%	55.90%	54.00%	52.10%	51.13%
Average total assets	20%	$7.30 billion	$7.68 billion	$8.06 billion	$8.07 billion
Net charge offs and other credit-related losses to average loans, leases, repossessed assets and other real estate	15%	0.60%	0.30%	0.23%	0.02%
Period-end nonperforming assets	10%	2.50%	1.25%	0.94%	0.45%
Growth in net new primary checking accounts	25%	75% of Target	Target	150% of Target	67% of Target

Company performance is scored at 50% for minimum, 100% for target and 200% for maximum. The three-year awards then are calculated based upon a pre-determined mathematical formula that multiplies the Company’s weighted performance relative to its long-term goals by an assigned percentage and then by the participant’s average annual incentive award under the EIP over the three-year period. The participant may earn from 0% to 200% of his/her average annual incentive awards over the three-year period. The total of the annual cash and stock awards to a single participant may not exceed $1 million.

For the 2020-2022 period, the assigned percentages of the NEOs for purposes of the three year long-term awards are as follows:

Mr. Murphy	100%	Mr. Griffith	90%
Ms. Short	98%	Mr. Buhr	90%
Mr. Bauer	80%
Method of Payment of Periodic Long-Term Awards: The periodic long-term awards are paid with a combination of cash and market value stock, with more senior participants required to take a higher percentage of stock. The stock portion is subject to forfeiture over a five-year period based upon the participant remaining with the Company and the Company remaining profitable during the period. For Mr. Murphy and Ms. Short, the split for the 2020-2022 performance period was 25% cash and 75% stock. For Mr. Bauer, Mr. Griffith, and Mr. Buhr, the split was 30% cash, 70% stock. Cash was paid to the NEOs (and other participants) upon approval of the awards by the Committee. For Mr. Murphy, the stock portion of his award will be subject to the same forfeiture term but because of his existing ownership interest in the Company, the Committee approved payment to Mr. Murphy in cash as the five-year forfeiture period lapses. For performance during 2020 through 2022, the NEOs received periodic long-term awards as follows:

	Cash	Stock	Total		Cash	Stock	Total
Mr. Murphy(1)	$250,000	$750,000	$1,000,000	Mr. Griffith	$79,400	$185,400	$264,800
Ms. Short	82,800	248,500	331,300	Mr. Buhr	78,000	182,000	260,000
Mr. Bauer	37,900	88,500	126,400

(1) Mr Murphy’s award was calculated at $1,093,400 but was reduced to $1 million, the maximum long-term award allowed under the EIP.
The cash portions of the 2020-2022 awards are shown on the 2022 lines of the Non-Equity Incentive Compensation Plan column of the Summary Compensation Table. The stock portions of the 2020-2022 awards were made in calendar year 2023 and will be shown in next year’s proxy statement on the 2023 lines of the Stock Awards column of the Summary Compensation Table as required by SEC rules.
Annual Incentive Awards Under the Strategic Deployment Incentive Plan (SDIP)
•Why we pay this component.
NEOs have an additional incentive compensation plan available to them which is designed to encourage execution of the Company’s strategic objectives on an annual and a long-term basis. NEOs and other members of senior management are eligible to participate. Mr. Murphy, Ms. Short and Messrs. Buhr, Griffith and Bauer were participants in the SDIP for 2022.
Any awards (“Awards”) made to participants under the SDIP are performance-based compensation with three dimensions. First, the SDIP is designed to encourage the participants to focus on initiatives that support the Company’s long-term strategic objectives but not at the expense of failing to meet our annual performance goals approved by the Board. Thus, there will be no Awards unless the Company achieves its minimum net income goal.
Second, the amount of the Awards is calculated as a percentage of the Company’s annual net income. Sharing a modest portion of net income with the participants who successfully lead and execute the initiatives designed to meet the Company’s long-term strategic objectives directly aligns their performance on these initiatives with the long-term interests of shareholders. The Committee sets a range for each of the participants reflected by a minimum, target and maximum percentage of net income. In setting the percentages, the Committee considers the roles and responsibilities of each participant with respect to the Company’s long-term strategic objectives.
Third, the Committee determines the final percentage of net income within the respective pre-established ranges by reference to pre-established shared and/or individual goals for the participants that support the Company’s long-term strategic objectives (“Annual Strategic Goals”). The Committee assigns Annual Strategic Goals to each of the participants at the beginning of each calendar year using objective performance targets or criteria and weightings among the Annual Strategic Goals. The Committee then uses the results achieved during the calendar year (individually or in aggregate) to determine the Award for each participant within the applicable range of percentages of net income. See “How we determine the amount” below for calculation and the payment of awards.
All determinations of eligibility, Annual Strategic Goals, financial metrics and formulas for calculation of Awards for a calendar year are established by the Committee in writing. No Award to any single participant can exceed $1 million in one calendar year. No performance measures for a participant’s Annual Strategic Goals will allow for any discretion by the Committee to increase an Award over the maximum percentage of net income determined by the Committee at the beginning of the calendar year, but the Committee does have discretion to reduce an Award below the maximum percentage of net income to any amount it believes is justified based on the actual results achieved related to the Annual Strategic Goals. The payment of any Award under the SDIP to a participant with respect to a relevant calendar year is contingent upon certification by the Committee prior to any such payment that the applicable performance measure(s) or criteria for the participant’s Annual Strategic Goals have been satisfied. All awards under the SDIP are subject to potential forfeiture and/or recovery by the Company in the event they are based upon financial results that are subsequently determined to have been overstated.

•How we determine the amount.
Under this program, awards for participants are based on the net income of the Company. The Committee set the range from 0.00% to 1.45% of net income for the total program with a target of 0.725% for 2022. All awards are subject to the Company achieving a minimum net income of $90.0 million. The Committee set the following individual award levels as a percentage of the Company’s net income:

	Minimum	Target	Maximum

Mr. Murphy	0%	0.21%	0.42%
Ms. Short	0%	0.13%	0.26%
Mr. Griffith	0%	0.10%	0.20%
Mr. Buhr	0%	0.10%	0.20%
Mr. Bauer	0%	0.11%	0.22%
For 2022, the goals and weightings were as follows:

	Weight	Min	Target	Max	Result
1. Diversity and inclusion: diverse candidates hired/promoted on management or professional track at an exempt level with specific Individual Development Plans created or in place and updated as % of total exempts hired or promoted.	15%	14%	18%	26%	16%

2. Infrastructure replacement completed with disaster recovery, full and partial fail over and recovery, and systems resiliency and security tested, demonstrated, and accepted.	25%				94% of Maximum

Met all goals: completed in Q1, no client impact, on-budget, improved resiliency, improved security and individual application fail-overs demonstrated

3. Website redesigned and implemented, eSign available throughout the bank. Mobile deposit account opening introduced.	25%				63% of Maximum

Website was designed and available in the market in the 4th quarter of 2022. E-sign tool was selected, installed and in use by selected areas, but wider usage was delayed to 1st quarter 2023. Online and mobile account opening was installed and in use by bank before year-end. A very high-level plan has been developed for merging with Banking Center account opening in 2023.

4. 3-year digital strategy developed and accepted by Board	20%				75% of Maximum

Plan was completed and presented to the Board at the October Board meeting.

5. Deep data analysis adoption and use.	15%				Did not achieve minimum

6. Qualitative goal to be judgmentally used by the Committee to adjust downward the awards under the above metrics either for the group or for each NEO individually.

The Committee assesses performance against these goals and each individual’s contributions to the achievement of the goals including the quality of teamwork exhibited and the individual’s contribution to the team. In assessing performance against these performance goals, the Committee considers quantitative factors first and may adjust downward for qualitative factors, and ultimately uses its judgment when determining the amount and terms of individual awards.
The Committee chose to pay the entire bonus amounts in cash. The annual cash awards are paid following the Committee’s approval of the awards. For the 2022 participants, the Committee approved cash awards for 2022 performance as follows:

2022 Award
Mr. Murphy	$289,200
Ms. Short	$180,800
Mr. Griffith	$144,600
Mr. Buhr	$144,600
Mr. Bauer	$156,700

Awards Under the 1982 Restricted Stock Award Plan
•Why we pay this component.
The Restricted Stock Award Plan provides for the grant of restricted shares to selected executives and other key employees of the Company as a means of inducing continued future employment and performance of such key employees. The Restricted Stock Award Plan provides that the shares shall vest over a period of time if the participant continues to serve as an employee. Additionally, the Committee may set additional vesting requirements at the time of grant based on the individual participant’s performance, the Company’s financial performance or both. If the participant does not meet or exceed his or her individual performance goal(s) for a given year, all shares so restricted with respect to that year will be forfeited. If 1st Source does not meet the financial requirements by the end of the vesting period, the shares so restricted are forfeited. The Committee retains discretion to make periodic stock awards from time to time in the future to maximize the usefulness of the Restricted Stock Award Plan in attracting, retaining and motivating key employees.
•How we determine the amount.
No named executive officers received awards under the Restricted Stock Award Plan in 2022. In 2020, Ms. Short received a restricted stock award in conjunction with her promotion in 2020, to be earned over the following five years subject to her remaining with the Company. In 2021, Mr. Bauer received a restricted award in conjunction with his promotion in 2021, to be earned over the following five years subject to his remaining with the Company. The Committee made these awards in recognition of Ms. Short’s and Mr. Bauer’s increased responsibilities and past performance, as a retention incentive, and to tie their long-term financial incentives more closely to that of the Company’s shareholders. The Committee made the awards after reviewing Ms. Short’s and Mr. Bauer’s total compensation at the time of their respective promotions.
Stock Ownership Guidelines
In February 2015, the Company established stock ownership guidelines for its NEOs. The Company requires the CEO to own Company stock with value at least equal to five times the CEO’s current base salary and other NEOs to own Company stock with a value at least equal to three times the NEO’s current base salary. All of the Company’s NEOs are currently in compliance with this requirement.
Hedging or Pledging Company Securities
In February 2015, the Company adopted a policy prohibiting directors, NEOs and other Senior Vice Presidents or above from pledging shares of the Company on margin, trading in derivative securities of the Company’s common stock, engaging in short sales or buying or selling put or call options on the Company’s common stock, and purchasing or selling other financial instruments designed to hedge or offset any decrease in the market value of the Company’s common stock. Shares owned by directors, NEOs and other Senior Vice Presidents in excess of those required to be owned by Company stock ownership guidelines may be used as collateral for the owner’s personal or business borrowing purposes upon notification of and prior approval by the Governance and Nominating Committee.
Most Recent Shareholder Advisory Vote
The Executive Compensation and Human Resources Committee carefully considered the results of the 2020 shareholder advisory vote on executive compensation. The CEO also reviewed and discussed the results of the vote with selected larger shareholders. The result of the advisory vote was that 98% of votes cast approved of the executive compensation of the NEOs as described in the 2020 Proxy Statement. The results indicated shareholder support for the Company’s executive compensation decisions and policies and the Committee has continued to make its compensation decisions consistent with historical practice and existing policies. The Committee also carefully considered the results of the 2017 shareholder advisory vote on the frequency of future advisory votes on executive compensation. The result of the advisory vote was that 67% of votes cast supported a vote every three years. The Committee elected to continue its practice of having a vote every three years.
Shareholders will be given an opportunity to cast an advisory vote on the Company’s executive compensation program at the 2023 annual shareholder meeting as discussed in this proxy statement.
Shareholders will also be given an opportunity at the 2023 annual shareholder meeting to cast an advisory vote on the frequency of future shareholder advisory votes on executive compensation as discussed in this proxy statement.
Risk Management
As discussed above, the senior executive officer compensation plans and other management incentive programs include both equity and cash components that link compensation to the Company’s overall performance on both a short-term and long-term basis, subject to forfeiture based on the senior executive officers or participating management officers failing to remain with the Company and on long-term real economic performance of the Company. As such, these plans do not encourage the senior executive officers or participating management officers to take unnecessary and excessive risks that threaten the Company. Nor do they encourage the manipulation of earnings of the Company to enhance the compensation of any employee because awards are subject to independent confirmation by the Committee and subject to many objective and discretionary factors, other than our net income, that are not susceptible of inappropriate influence by recipients.

The Committee also identified and reviewed the Company’s five business unit incentive plans, each of which rewards measurable performance in the Company’s five major product and service segments: Business Banking, Consumer Banking, Specialty Finance, Trust and Asset Management, and Insurance. Each of these incentive plans has common features that encourage high quality, long-term relationship business and discourage unnecessary or excessive risks for short-term gain. In particular, short-term cash awards generally are capped at a specific dollar amount or a percentage of a participant’s salary midpoint or base salary. In practice, actual awards generally have been much less than the maximum amount after applying the respective individual performance metrics under the plans. Annual stock awards are similarly limited to a percentage of a participant’s salary midpoint and have long-term attributes. They carry substantial risks of forfeiture over a five-year period if performance hurdles that are tied to Company performance are not cleared. They are made in book value common stock transferable only to the Company upon death, disability, normal retirement, early termination of employment, or with discretionary approval of the Committee, with less favorable payout terms upon early termination of employment. The incentive plans for lenders further mitigate excessive risks by including substantial weightings or deductions for credit quality and net charge-offs. The Committee also identified and reviewed the Company’s referral programs designed to encourage internal referrals by providing small, immaterial cash incentives to eligible participants.
These features, combined with the systems of controls in place to mitigate the risks of the products and services the Company offers, limit and discourage the taking of unnecessary or excessive risks. They also discourage and mitigate the risk of manipulation of reported earnings to enhance the compensation of any employee. None of these incentive plans or referral programs, alone or in aggregate, encourages unnecessary or excessive risks or presents significant risks to the Company as a whole.
Clawbacks
We maintain a policy providing for clawback of management compensation if it is determined to have been inappropriately awarded. Under that policy, if the Company (i) is required to prepare an accounting restatement of its financial statements due to the Company’s noncompliance with any financial reporting requirement under the securities laws, or (ii) otherwise determines that financial results or other metrics used to determine the amount of any incentive awards paid or awarded to any Participants were misstated or otherwise inaccurate, then the Committee shall, except in the case of any Participant who had no responsibility for the accounting that led to the misstatement or inaccuracy, recoup any excess incentive compensation received by any such Participant. Additionally, the Committee shall recoup all incentive compensation received by any Participant who had responsibilities for the accounting that led to the misstatement or inaccuracy or who the Committee determines committed fraud or other malfeasance while employed by the Company.
Employment Agreements Severance Provisions
Among the NEOs, the Company has entered into employment agreements with Mr. Murphy, Ms. Short, Mr. Griffith, Mr. Buhr, and Mr. Bauer. The agreements provide for severance payments in the event of the executive’s termination of employment by the Company without cause or by the executive because of good reason, including a material adverse change in his or her status such as a material diminution of responsibility or relocation. In such event, the executive would continue to receive only his or her base salary for a period of time after his or her termination. Mr. Murphy would receive the equivalent of 36 months of base salary with the first six months payable in a lump sum. Ms. Short, Mr. Griffith, Mr. Buhr, and Mr. Bauer would receive the equivalent of twelve months of base salary with the first six months payable in a lump sum. The Committee believes that providing severance payments to certain executives in the event the executives terminate employment because of a material adverse change in status is necessary and fair given the critical nature of the roles of the executives. As of December 31, 2022, Mr. Murphy, Ms. Short, Mr. Griffith, Mr. Buhr, and Mr. Bauer would receive $2.43 million, $450,030, $400,000, $360,000, and $275,000, respectively under the agreements.
The employment agreements also provide for severance payments in the event Mr. Murphy, Ms. Short, Mr. Griffith, Mr. Buhr, or Mr. Bauer terminates his or her employment for good reason within one year of a change in control transaction. Under these circumstances, the executive would receive severance pay in cash equal to 2.99 times his or her “Annualized Includable Compensation for the Base Period” (as defined under the Internal Revenue Code of 1986, as amended) without a gross-up provision. The Committee reaffirmed its long-standing view that such a “two-trigger” change in control provision for key executives is consistent with the interests of shareholders and fair protection to the executives.
Tax Deductibility of Pay
Federal income tax law caps at $1,000,000 the deductible compensation per year for each of the NEOs. In developing and implementing executive compensation policies and programs, the Executive Compensation and Human Resources Committee considers whether particular payments and awards are deductible for federal income tax purposes, along with other relevant factors. It is the general intention of the Executive Compensation and Human Resources Committee to meet the requirements for deductibility whenever possible. The Company will continue to review and monitor the deductibility of compensation and provide any necessary information on new developments in this area to the Committee.

SUMMARY COMPENSATION TABLE
The following table provides information regarding compensation earned by the Company’s Chief Executive Officer, Chief Financial Officer, and the three other executive officers employed at the end of 2022 who were the most highly compensated in 2022 among the major policy-making executives of the Company.

Name and Principal Position	Year	Salary($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation($)	All Other Compensation($)(2)	Total(7)
Christopher J. Murphy III	2022	$810,000	$449,554	$947,750	$157,592	$2,364,896
Chairman of the Board, President and	2021	808,269	235,254	827,550	139,138	2,010,211
Chief Executive Officer, 1st Source	2020	822,461	888,361	487,750	122,754	2,321,326
Corporation and Chairman of the Board,
1st Source Bank

Andrea G. Short	2022	417,348	133,122	393,800	119,868	1,064,138
Executive Vice President, 1st Source	2021	385,385	71,502	327,800	103,558	888,245
Corporation and President and Chief Executive	2020	363,908	581,897	201,870	48,859	1,196,534
Officer, 1st Source Bank

John B. Griffith	2022	397,692	132,862	312,913	47,222	890,689
Executive Vice President, Chief Administrative	2021	383,462	73,353	259,877	42,974	759,666
Officer, General Counsel and Secretary	2020	387,500	188,981	155,671	43,185	775,337

Jeffrey L. Buhr	2022	357,692	114,305	341,850	43,021	856,868
Executive Vice President and Chief Credit	2021	342,692	55,329	241,100	38,759	677,880
Officer, 1st Source Bank	2020	340,385	172,547	144,900	38,910	696,742

Brett A. Bauer(6)	2022	265,385	53,930	266,200	38,160	623,675
Senior Vice President, Treasurer and	2021	226,154	252,019	53,900	30,488	562,561
Chief Financial Officer

(1)
Amounts included in Stock Awards represent the aggregate grant date fair value of all awards computed in accordance with FASB ASC Topic 718 granted during the year. These amounts generally relate to the prior year’s performance and are subject to forfeiture over the succeeding five (5) years. The 2020 amounts also include the stock awards included in the 2019 long-term EIP plan awards.

(2)	Amounts included in All Other Compensation for the most recent fiscal year are as follows:

	Company Contributions to Defined Contribution Retirement Plans	Dividends on Stock Awards	Directors’ Fees	Perquisites(3)(4)	Value of Life Insurance Benefits	Other	Total
Mr. Murphy	$27,824	$44,907	$64,202	$16,333	$4,326	$—	$157,592
Ms. Short(5)	27,824	23,004	64,202	«	4,838	—	119,868
Mr. Griffith	27,824	11,610	—	«	7,788	—	47,222
Mr. Buhr	27,824	9,925	—	«	5,272	—	43,021
Mr. Bauer	26,690	10,170	—	«	1,300	—	38,160

«	Not included - total of perquisites and benefits is less than $10,000
(3)	Mr. Murphy’s perquisites included business club dues, annual medical exam and personal usage of the company plane. These are values at the incremental cost to the Company. For personal use of the company plane, the incremental cost is the SIFL (Standard Industrial Fare Level) cost.
(4)	Mr. Murphy reimbursed the Company $1,000 in 2022, 2021 and 2020 for miscellaneous incalculable personal benefits. This amount has not been deducted in computing the disclosable perquisites above.
(5)	Ms. Short serves on the 1st Source Bank Board of Directors and receives the fees shown for her services.
(6)	Mr. Bauer was promoted to Treasurer and Chief Financial Officer effective July 22, 2021.
(7)	There were no bonus awards, option awards or changes in pension value and non-qualified deferred compensation earnings for the named executive officers in 2022, 2021 or 2020.

2022 Grants Of Plan-Based Awards

Estimated Future Payouts Under Equity Incentive Plan

	Book Value Awards (#Shares)					Market Value Awards (#Shares)
Name	Grant Date	Threshold	Target	Maximum	Grant Date Fair Value of Stock Awards	Grant Date	Threshold	Target	Maximum	Grant Date Fair Value of Stock Awards

Christopher J. Murphy III	2/8/22(1)	—	12,137	—	$449,554		—	—	—	$—
Andrea G. Short	2/8/22(1)	—	3,594	—	133,122		—	—	—	—
							—	—	—	—
John B. Griffith	2/8/22(1)	—	3,587	—	132,862		—	—	—	—
Jeffrey L. Buhr	2/8/22(1)	—	3,086	—	114,305		—	—	—	—
Brett A. Bauer	2/8/22(1)	—	1,456	—	53,930		—	—	—	—
Note: There were no non-equity incentive plan awards with future payouts made during 2022. Also, there were no other stock awards or option awards made during 2022.
(1)					Annual Executive Incentive Plan award for 2021 subject to forfeiture over a five-year period based on the executive remaining with the Company and the Company achieving annual financial performance hurdles as discussed above under “Annual Incentive Awards Under the EIP.”
Narrative Disclosure To Summary Compensation Table And Grants Of Plan-Based Awards Table
Employment Agreements:
Messrs. Murphy and Griffith each entered into an employment agreement effective January 1, 2008. Ms. Short entered into an employment agreement effective January 1, 2013. Mr. Buhr entered into an employment agreement effective May 23, 2017. Mr. Bauer entered into an employment agreement effective August 1, 2021.
Mr. Murphy’s agreement provides for a $810,000 base salary at January 1, 2023, with annual increases as the Committee may deem appropriate each year, and bonus payments (paid in cash or stock at Mr. Murphy’s election) under the Executive Incentive Plan and the Strategic Deployment Incentive Plan. Under the other four agreements, Ms. Short, Mr. Griffith, Mr. Buhr, and Mr. Bauer receive base salaries of $450,030, $400,000, $360,000, and $275,000 respectively, at January 1, 2023, with increases thereafter as may be determined by 1st Source, and cash and stock bonuses determined under the Executive Incentive Plan and the Strategic Deployment Incentive Plan.
Mr. Murphy’s agreement expires on December 31, 2026. Ms. Short’s, Mr. Griffith’s, Mr. Buhr’s, and Mr. Bauer’s agreements expire on December 31, 2023. Each will continue to be extended from year-to-year unless either party gives a notice of non-renewal to the other. The term of Mr. Murphy’s agreement will end on December 31 of the third year following the year in which any notice of non-renewal is given. The term of the agreements with Ms. Short, Mr. Griffith, Mr. Buhr, and Mr. Bauer will end on December 31 of the same year in which any non-renewal notice is given.
In the event of an executive’s death, the executive’s beneficiaries would receive a payment in the amount of twice the executive’s current base salary (reduced to 65%, 45% and 30% of this amount at ages 65, 70 and 75, respectively) up to a maximum of $750,000 under a group term life insurance policy provided by the Company. Mr. Griffith’s beneficiaries also would receive a payment of $600,000 under an individual policy for which the Company pays the premiums.
The employment agreements also include restrictive covenants which require, among other things, that the executives not compete with 1st Source in bank or bank-related services within the geographic region in which full-service retail branches of 1st Source Bank or any affiliate are located. The agreements also prohibit the executives from ever divulging confidential information or trade secrets after termination of employment.
In the event an executive’s employment is terminated because of disability and in addition to other disability programs in effect for all officers of 1st Source, the executive will receive twelve months of base salary, with the first six months payable in a lump sum and the balance paid in monthly installments beginning on the first day of the seventh month following the date of termination.
See Compensation Discussion & Analysis above for discussion of certain severance benefits provided for under the employment agreements.
Bonus Plan:
See discussion above in the Compensation Discussion & Analysis
The amounts shown in the Stock Awards column of the Summary Compensation Table represent the aggregate grant date fair value of all awards granted during the fiscal year computed in accordance with FASB ASC Topic 718. The amounts shown in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table represent the annual and long-term cash awards under the EIP and the SDIP Plan. Estimated future payout amounts for 2022 stock awards and the corresponding grant date fair values are shown in the Grants of Plan-Based Awards Table.
Recipients of unvested book value and market value shares granted under the EIP and the SDIP Plan receive dividends at the same time and in the same amount as all other holders of 1st Source common stock.
The relative amounts of salary and bonus are discussed above under “Components of Compensation and 2022 Compensation Decisions.”

Outstanding Equity Awards At Fiscal Year-End 2022

	Stock Awards(4)

Name	Number of Shares of Stock That Have Not Vested(1)(2)	Market Value of Shares of Stock That Have Not Vested(1)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested(1)(2)	Equity Incentive Plan Awards: Payout or Market Value of Unearned Shares That Have Not Vested(1)(3)

Christopher J. Murphy III
Book Value Shares			27,937	$978,912
Market Value Shares	7,674	$407,413

Andrea G. Short
Book Value Shares			7,960	278,918
Market Value Shares	9,367	497,294

John B. Griffith
Book Value Shares			7,767	272,156
Market Value Shares	1,594	84,625

Jeffrey L. Buhr
Book Value Shares			6,654	233,156
Market Value Shares	1,357	72,043

Brett A. Bauer
Book Value Shares			3,061	107,257
Market Value Shares	4,010	212,891

(1)		Shares vested for purposes of this table and the following table are awarded shares which are no longer subject to forfeiture under the terms of the Executive Incentive Plan or the Restricted Stock Award Plan.
(2)		Vesting dates for these awards are as follows:

	Book Value Shares	Market Value Shares
Mr. Murphy	12/2022 - 12/2026	12/2022 - 12/2024
Ms. Short	12/2022 - 12/2026	12/2022 - 7/2025
Mr. Griffith	12/2022 - 12/2026	12/2022 - 12/2024
Mr. Buhr	12/2022 - 12/2026	12/2022 - 12/2024
Mr. Bauer	12/2022 - 12/2026	12/2022 - 12/2025

Note: Shares vesting based on calendar year results (e.g., 12/2022 above is based on 2022 results) are not released until audited financial results are publicly announced early in the following year.

(3)	The values shown in respect of Book Value Shares are based on the book value of our Common Stock because that is the value that NEOs can ultimately realize from Book Value Shares absent extraordinary circumstances.
(4)	The named executive officers have no outstanding stock option awards at December 31, 2022.

Option Exercises And Stock Vested — 2022

	Stock Awards(1)
Name	Number of Book Value Shares Acquired on Vesting	Number of Market Value Shares Acquired on Vesting	Value Realized on Full Vesting(2)

Christopher J. Murphy III	8,093	4,164	$506,299
Andrea G. Short	2,122	4,153	276,778
John B. Griffith	2,119	870	121,640
Jeffrey L. Buhr	1,791	750	103,539
Brett A. Bauer	823	1,415	96,337

(1)	The named executive officers did not exercise any stock option awards during 2022.
(2)	The values shown in respect of Book Value Shares are based on the book value of our Common Stock because that is the value that NEOs can ultimately realize from Book Value Shares absent extraordinary circumstances.

CEO Pay Ratio Disclosure
The 2022 compensation disclosure ratio of the annual total compensation of the Company’s Chief Executive Officer and the median annual total compensation of all other Company employees is as follows:

Annual total compensation of Christopher J. Murphy III, Chairman of the Board and Chief Executive Officer(1) (A)	$2,364,896
Median annual total compensation of all employees (excluding Mr. Murphy)(2) (B)	$62,055
Ratio of (A) to (B)	38.1 to 1

(1) From Summary Compensation Table
(2) Median employee selected from all employees as of December 31, 2022, on the basis of annual total compensation reported for tax purposes. Compensation was annualized for all employees not employed for the full year of 2022. Annual total compensation for the median employee was computed in the same manner as that of NEOs included in the Summary Compensation Table.
PAY VERSUS PERFORMANCE (PVP)
Required Tabular Disclosure of PVP

							Value of Initial Fixed $100 Investment Based On
Year	Summary Compensation Table Total for Principal Executive Officer (PEO)	Compensation Actually Paid to PEO (1)	SUPPLEMENTAL Adjusted Compensation Actually Paid to PEO (1a)	Average Summary Compensation Table Total for Non-PEO NEOs	Average Compensation Actually Paid to Non-PEO NEOs (2)	SUPPLEMENTAL Adjusted Average Compensation Actually Paid to Non-PEO NEOs (2a)	Company Total Shareholder Return (TSR)	Peer Group TSR (3)	Net Income	Company Selected Measure (CSM): Return on Assets
2022	$2,364,896	$2,335,804	$2,418,465	$858,843	$857,332	$859,071	$111	$107	$120,509	1.49%
2021	2,010,211	2,170,717	2,796,186	722,088	785,171	863,006	101	124	118,534	1.53%
2020	2,321,326	2,252,328	1,814,387	820,700	814,806	716,485	80	90	81,437	1.14%
(1) To calculate Compensation Actually Paid (CAP) the following amounts were deducted from and added to Summary Compensation Table (SCT) total compensation for the PEO, Mr. Murphy. Deductions are grant-date fair values of equity awards shown in the SCT.

Year*	Salary	Bonus and Non-Equity Incentive Compensation	Other Compensation	SCT Total	Deductions from SCT Total	Additions to SCT Total	CAP
2022	$810,000	$1,397,304	$157,592	$2,364,896	$(449,554)	$420,462	$2,335,804
2021	808,269	1,062,804	139,138	2,010,211	(235,254)	395,760	2,170,717
2020	822,461	1,376,111	122,754	2,321,326	(888,361)	819,363	2,252,328
*Supporting detail for the additions for each year is provided in the supplemental tables indicated for each year below.
(1a) The Committee believes the CAP amounts are distorted from a pay vs. performance standpoint due to the required timing for inclusion of the annual and long-term EIP equity components as well as the inclusion of the long-term cash award. Thus it has redistributed these amounts to calculate supplemental adjusted CAP amounts for the PEO as follows.

SUPPLEMENTAL

Year*	Salary	Bonus and Non-Equity Incentive Compensation	Other Compensation	SCT Total	Reclass Current Year LTEIP Cash Award	Less: Prior Year EIP/LTEIP Equity Awards	Current Year EIP Equity Award	Prorated Current Year LTEIP Equity Award	Other Additions to CAP Total	SUPPLEMENTAL Adjusted CAP
2022	$810,000	$1,397,304	$157,592	$2,364,896	$(156,584)	$(449,554)	$408,550	$280,249	$(29,092)	$2,418,465
2021	808,269	1,062,804	139,138	2,010,211	102,792	(235,254)	449,554	308,376	160,507	2,796,186
2020	822,461	1,376,111	122,754	2,321,326	53,792	(888,361)	235,254	161,375	(68,999)	1,814,387
*Supporting detail for the additions for each year is provided in the supplemental tables indicated for each year below.
(2) To calculate Compensation Actually Paid (CAP) the following amounts were deducted from and added to the average non-PEO NEO’s Summary Compensation Table (SCT) total compensation. Deductions are grant-date fair values of equity awards shown in the SCT. Supporting detail for the additions are detailed in the supplemental tables indicated for each year. Non-PEO NEO’s for 2021 and 2022 were Ms. Short, Mr. Griffith, Mr. Buhr and Mr. Bauer. Non-PEO NEO’s for 2020 were Ms. Short, Mr. Griffith, Mr. Buhr and James R. Seitz.

Year*	Salary	Bonus and Non-Equity Incentive Compensation	Other Compensation	SCT Total	Deductions from SCT Total	Additions to SCT Total	CAP
2022	$359,529	$437,246	$62,068	$858,843	$(108,555)	$107,044	$857,332
2021	334,423	333,720	53,945	722,088	(113,051)	176,134	785,171
2020	333,493	432,403	54,804	820,700	(297,112)	291,218	814,806
*Supporting detail for the additions for each year is provided in the supplemental tables indicated for each year below.
(2a) The Committee believes the CAP amounts are distorted from a pay vs. performance standpoint due to the required timing for inclusion of the annual and long-term EIP equity components as well as the inclusion of the long-term cash award. Thus it has redistributed these amounts to calculate supplemental adjusted CAP amounts for the non-PEO NEOs as follows.

SUPPLEMENTAL

Year*	Salary	Bonus and Non-Equity Incentive Compensation	Other Compensation	SCT Total	Reclass Current Year LTEIP Cash Award	Less: Prior Year EIP/LTEIP Equity Awards	Current Year EIP Equity Award	Prorated Current Year LTEIP Equity Award	Other Additions to CAP Total	SUPPLEMENTAL Adjusted CAP
2022	$359,529	$437,246	$62,068	$858,843	$(47,573)	$(108,555)	$102,263	$55,604	$(1,511)	$859,071
2021	334,423	333,720	53,945	722,088	23,304	(113,051)	108,555	59,026	63,084	863,006
2020	333,493	432,403	54,804	820,700	24,269	(297,112)	113,051	61,470	(5,893)	716,485
*Supporting detail for the additions for each year is provided in the supplemental tables indicated for each year below.
(3) The peer group is a market-capitalization-weighted stock index of all publicly-traded banking companies in Illinois, Indiana, Michigan, Ohio, and Wisconsin and is the same as the one used in the performance graph included above in the Company Performance section.
Supplemental Detail — PEO 2022. The additions to the PEO SCT total and adjusted SCT total for 2022 were computed as follows:

					SUPPLEMENTAL	SUPPLEMENTAL
	(a)	(b)	(c)	(d) = (a) + (b) + (c)	(e)	(f) = (b) + (c) + (e)
	Fair Value of Current Year Equity Awards at 12/31/22	Change in Value of Prior Years’ Awards Unvested at 12/31/22	Change in Value of Prior Years’ Awards That Vested in FY 2022	Equity Value Included in CAP	Change in Value of Current Year’s Awards Unvested at 12/31/22	Equity Value Included in Adjusted CAP
BV Shares	$425,280	$(31,600)	$—	$393,680	$(24,274)	$(55,874)
MV Shares	—	26,782	—	26,782	—	26,782
Total	$425,280	$(4,818)	$—	$420,462	$(24,274)	$(29,092)
Supplemental Detail — PEO 2021. The additions to the PEO SCT total and adjusted SCT total for 2021 were computed as follows:

					SUPPLEMENTAL	SUPPLEMENTAL
	(a)	(b)	(c)	(d) = (a) + (b) + (c)	(e)	(f) = (b) + (c) + (e)
	Fair Value of Current Year Equity Awards at 12/31/21	Change in Value of Prior Years’ Awards Unvested at 12/31/21	Change in Value of Prior Years’ Awards That Vested in FY 2021	Equity Value Included in CAP	Change in Value of Current Year’s Awards Unvested at 12/31/22	Equity Value Included in Adjusted CAP
BV Shares	$249,464	$36,203	$—	$285,667	$14,211	$50,414
MV Shares	—	110,093	—	110,093	—	110,093
Total	$249,464	$146,296	$—	$395,760	$14,211	$160,507
Supplemental Detail — PEO 2020. The additions to the PEO SCT total and adjusted SCT total for 2020 were computed as follows:

					SUPPLEMENTAL	SUPPLEMENTAL
	(a)	(b)	(c)	(d) = (a) + (b) + (c)	(e)	(f) = (b) + (c) + (e)
	Fair Value of Current Year Equity Awards at 12/31/20	Change in Value of Prior Years’ Awards Unvested at 12/31/20	Change in Value of Prior Years’ Awards That Vested in FY 2020	Equity Value Included in CAP	Change in Value of Current Year’s Awards Unvested at 12/31/22	Equity Value Included in Adjusted CAP
BV Shares	$300,049	$41,072	$—	$341,121	$21,131	$62,203
MV Shares	515,437	(37,195)	—	478,242	(94,007)	(131,202)
Total	$815,486	$3,877	$—	$819,363	$(72,876)	$(68,999)

Supplemental Detail — Non-PEO 2022. The additions to the average non-PEO SCT total and adjusted SCT total for 2022 were computed as follows:

					SUPPLEMENTAL	SUPPLEMENTAL
	(a)	(b)	(c)	(d) = (a) + (b) + (c)	(e)	(f) = (b) + (c) + (e)
	Fair Value of Current Year Equity Awards at 12/31/22	Change in Value of Prior Years’ Awards Unvested at 12/31/22	Change in Value of Prior Years’ Awards That Vested in FY 2022	Equity Value Included in CAP	Change in Value of Current Year’s Awards Unvested at 12/31/22	Equity Value Included in Adjusted CAP
BV Shares	$102,693	$(6,860)	$—	$95,833	$(5,862)	$(12,722)
MV Shares	—	14,246	(3,035)	11,211	—	11,211
Total	$102,693	$7,386	$(3,035)	$107,044	$(5,862)	$(1,511)
Supplemental Detail — Non-PEO 2021. The additions to the average non-PEO SCT total and adjusted SCT total for 2021 were computed as follows:

					SUPPLEMENTAL	SUPPLEMENTAL
	(a)	(b)	(c)	(d) = (a) + (b) + (c)	(e)	(f) = (b) + (c) + (e)
	Fair Value of Current Year Equity Awards at 12/31/21	Change in Value of Prior Years’ Awards Unvested at 12/31/21	Change in Value of Prior Years’ Awards That Vested in FY 2021	Equity Value Included in CAP	Change in Value of Current Year’s Awards Unvested at 12/31/22	Equity Value Included in Adjusted CAP
BV Shares	$59,847	$7,444	$—	$67,291	$3,409	$10,853
MV Shares	62,000	43,050	3,793	108,843	5,388	52,231
Total	$121,847	$50,494	$3,793	$176,134	$8,797	$63,084
Supplemental Detail — Non-PEO 2020. The additions to the average non-PEO SCT total and adjusted SCT total for 2020 were computed as follows:

					SUPPLEMENTAL	SUPPLEMENTAL
	(a)	(b)	(c)	(d) = (a) + (b) + (c)	(e)	(f) = (b) + (c) + (e)
	Fair Value of Current Year Equity Awards at 12/31/20	Change in Value of Prior Years’ Awards Unvested at 12/31/20	Change in Value of Prior Years’ Awards That Vested in FY 2020	Equity Value Included in CAP	Change in Value of Current Year’s Awards Unvested at 12/31/22	Equity Value Included in Adjusted CAP
BV Shares	$74,025	$10,365	$—	$84,390	$5,213	$15,578
MV Shares	224,320	(17,492)	—	206,828	(3,979)	(21,471)
Total	$298,345	$(7,127)	$—	$291,218	$1,234	$(5,893)
Most Important Financial Performance Measures to Determine 2022 CAP
The three items listed below represent the most important metrics we used to determine CAP for 2022 as further described above in the CD & A sections above titled “Annual Incentive Awards Under the Executive Incentive Plan (EIP), “Long-Term Plan Awards Under the EIP” and “Annual Incentive Awards Under the Strategic Deployment Incentive Plan.” These items are not ranked.
a.Net income
b.Return on assets
c.Expense to revenue ratio

Supplemental Description of Relationships Between Executive Compensation, Return and Performance
1.TSR: Company versus Peer Group

The Company has increased Total Shareholder Return by 63% more than its peer group over the three year period ending in 2022 and 36% more over the five year period ending in 2022. The Committee believes this is attributable to its consistent financial performance equal to or superior to most peers over these periods as discussed in the Company Performance section above as well as the Company Performance section of prior proxy statements covering the prior years included above.

Total Company Return:
Company vs. Peer Group
$140
$120
$100
$80
$60
2017
2018
2019
2020
2021
2022
$100
$100
$83
$83
$109
$108
$100
$100
$97
$90
$88
$80
$134
$124
$111
$101
$122
$116
$111
$107
Company 5 year TSR
Company 3 year TSR
Peer 5 year TSR
Peer 3 year TSR

2.CAP versus TSR
The Company had a Total Shareholder Return of approximately 39% from year-end 2020 to year-end 2022 while CAP for the PEO increased approximately 4% and CAP for the non-PEO NEO’s increased approximately 5% over the same period. Overall after taking into account the impact of the timing of payment of long-term EIP awards and the stock portion of annual EIP awards on CAP, the Committee believes the increase in CAP is consistent with the TSR over this period.

CAP vs Total Shareholder Return
Compensation Actually Paid ("CAP") $000s
$2,500
$2,000
$1,500
$1,000
$500
$-
$2,252
$2,171
$2,336
$815
$785
$857
$80
$101
$111
$120
$100
$80
$60
$40
$20
$-
Total Shareholder Return (TSR) Value of Initital Fixed $100 Investment
2020
2021
2022
CAP to PEO
Average CAP to Non-PEO NEO's
Company TSR

The Committee believes a comparison of adjusted CAP versus TSR is more appropriate than a comparison of CAP versus TSR. As noted above the Committee believes the CAP amounts are distorted from a pay vs. performance standpoint due to the required timing for inclusion of the annual and long-term EIP equity components as well as the inclusion of the long-term cash award. Thus it has redistributed these amounts in the table below to illustrate adjusted CAP amounts. As shown in the chart below, the PEO and other NEOs’ adjusted CAP amounts are aligned with the Company’s TSR. Adjusted CAP amounts for 2021 were higher due to the higher relative performance vs. EIP goals that year. All of the PEO’s EIP goals and the majority of non-PEO NEO EIP goals are quantitative Company-level goals. Overall, adjusted CAP amounts have increased over the three-year period as has TSR.

Supplemental: Adjusted CAP vs Total Shareholder Return
Compensation Actually Paid ("CAP") $000s
Total Shareholder Return (TSR) Value of Initital Fixed $100 Investment
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$-
$120
$100
$80
$60
$40
$20
$-
$1,814
$716
$80
$2,796
$863
$101
$2,418
$859
$111
2020
2021
2022
Adjusted CAP to PEO
Adjusted Average CAP to Non-PEO NEO's
Company TSR

3.CAP versus Net Income
The Company had an increase in net income of approximately 48% from 2020 to 2022 while CAP for the PEO increased approximately 4% and CAP for the non-PEO NEO’s increased approximately 5% over the same period. Overall after taking into account the impact of the timing of payment of long-term EIP awards and the stock portion of annual EIP awards on CAP, the Committee believes the increase in CAP is consistent with the TSR over this period.

CAP vs Net Income
Compensation Actually Paid ("CAP") $000s
Net Income, $000s
$2,500
$2,000
$1,500
$1,000
$500
$-
$140,000
$120,000
$100,000
$80,000
$60,000
$40,000
$20,000
$-
$2,252
$2,171
$2,336
$815
$785
$857
$81,437
$118,534
$120,509
2020
2021
2022
CAP to PEO
Average CAP to Non-PEO NEO's
Net Income

The Committee believes a comparison of adjusted CAP versus net income is more appropriate than a comparison of CAP versus net income. As noted above the Committee believes the CAP amounts are distorted from a pay vs. performance standpoint due to the required timing for inclusion of the annual and long-term EIP equity components as well as the inclusion of the long-term cash award. Thus it has redistributed these amounts as shown in the table below to illustrate adjusted CAP amounts. As shown in the chart below, the PEO and other NEOs’ adjusted CAP amounts are aligned with the Company’s net income growth. Adjusted CAP amounts for 2021 were higher due to the higher relative performance vs. EIP goals that year. All of the PEO’s EIP goals and the majority of non-PEO NEO EIP goals are quantitative Company-level goals. Overall, adjusted CAP amounts have increased over the three-year period as has net income.

Supplemental: Adjusted CAP vs Net Income
Compensation Actually Paid ("CAP") $000s
Net Income, $000s
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$-
$140,000
$120,000
$100,000
$80,000
$60,000
$40,000
$20,000
$-
$1,814
$716
$81,437
$2,796
$863
$118,534
$2,418
$859
$120,509
2020
2021
2022
Adjusted CAP to PEO
Adjusted Average CAP to Non-PEO NEO's
Net Income

4.CAP versus Company-Selected Measure (CSM)
The Company had an improvement in Return on Average Assets (ROA) of approximately 31% from 2020 to 2022 while CAP for the PEO increased approximately 4% and CAP for the non-PEO NEO’s increased approximately 5% over the same period. Overall after taking into account the impact of the timing of payment of long-term EIP awards and the stock portion of annual EIP awards on CAP, the Committee believes the increase in CAP is consistent with the ROA over this period.

CAP vs ROA (Company-Selected Measure)
Compensation Actually Paid ("CAP") $000s
ROA
$2,500
$2,000
$1,500
$1,000
$500
$-
1.80%
1.60%
1.40%
1.20%
1.00%
0.80%
0.60%
0.40%
0.20%
0.00%
$2,252
$815
1.14%
$2,171
$785
1.53%
$2,336
$857
1.49%
2020
2021
2022
CAP to PEO
Average CAP to Non-PEO NEO's
ROA

The Committee believes a comparison of adjusted CAP versus ROA (the Company-Selected Measure) is more appropriate than a comparison of CAP versus ROA. As noted above the Committee believes the CAP amounts are distorted from a pay vs. performance standpoint due to the required timing for inclusion of the annual and long-term EIP equity components as well as the inclusion of the long-term cash award. Thus it has redistributed these amounts as shown in the table below to illustrate adjusted CAP amounts. As shown in the chart below, the PEO and other NEOs’ adjusted CAP amounts are aligned with the Company’s ROA trend. Adjusted CAP amounts for 2021 were higher due to the higher relative performance vs. EIP goals that year, which also was the highest ROA in the three-year period.. All of the PEO’s EIP goals and the majority of non-PEO NEO EIP goals are quantitative Company-level goals. Overall, adjusted CAP amounts have increased over the three-year period as has ROA.

Supplemental: Adjusted CAP vs ROA (Company-Selected Measure)
Compensation Actually Paid ("CAP") $000s
ROA
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$-
1.80%
1.60%
1.40%
1.20%
1.00%
0.80%
0.60%
0.40%
0.20%
0.00%
$1,814
1.14%
$716
$2,796
1.53%
$863
$2,418
1.49%
$859
2020
2021
2022
Adjusted CAP to PEO
Adjusted Average CAP to Non-PEO NEO's
ROA

DIRECTOR COMPENSATION – 2022

Name	Total	Fees Earned or Paid in Cash(1)	Fees Received in Stock(1)
			Amount	Shares	Grant Date Fair Value
John F. Affleck-Graves(1)	$137,702	$68	$137,634	2,903	$47.41
Melody Birmingham(1)	141,702	132,500	9,202	200	46.01
Daniel B. Fitzpatrick(1)	145,202	136,000	9,202	200	46.01
Tracy D. Graham(1)	103,202	55,100	48,102	976	49.29
Vinod M. Khilnani(1)	118,202	109,000	9,202	200	46.01
Christopher J. Murphy III(3)	See Summary Compensation Table		—	—	—
Christopher J. Murphy IV(1)	110,202	101,000	9,202	200	46.01
Timothy K. Ozark(1)	130,702	107	130,595	2,731	47.82
Todd F. Schurz(1)	120,702	107	120,595	2,535	47.57
Mark D. Schwabero(1)	131,202	93	131,109	2,778	47.20
Ronda Shrewsbury(1)	119,202	96	119,106	2,509	47.47
Isaac P. Torres	101,202	65	101,137	2,100	48.16

(1) These directors received a portion of their annual fees in the form of shares of stock rather than cash at their election. These shares had the weighted grant date fair values shown in accordance with FASB ASC Topic 718.
(2) There were no stock awards, option awards, non-equity incentive plan compensation, pension or other deferred compensation earnings or other compensation paid to non-employee directors in 2022.
(3) Mr. Murphy received all his fees in cash.

EXECUTIVE COMPENSATION AND HUMAN RESOURCES COMMITTEE REPORT
The Executive Compensation and Human Resources Committee has reviewed and discussed the Compensation Discussion & Analysis section of this Proxy Statement with management. In reliance on these reviews and discussions, the Committee recommended to the Board of Directors that the Compensation Discussion & Analysis section be included in this Proxy Statement.

Executive Compensation and Human Resources Committee

Daniel B. Fitzpatrick, Chairman
John F. Affleck-Graves	Melody Birmingham	Timothy K. Ozark	Todd F. Schurz	Mark D. Schwabero
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
No member of the Executive Compensation and Human Resources Committee is or was formerly an officer or employee of the Company. No executive officer of the Company currently serves or in the past year has served as a member of the compensation committee or board of directors of another company of which an executive officer serves on the Executive Compensation and Human Resources Committee. Nor does any executive officer of the Company serve or has in the past year served as a member of the compensation committee of another company of which an executive officer serves as a Director of the Company.
DELINQUENT SECTION 16(A) REPORTS
The Securities Exchange Act of 1934 requires executive officers, directors and beneficial owners of 10% or more of the issuer’s equity securities to file reports of ownership and changes in ownership of 1st Source Corporation stock with the SEC and to furnish 1st Source with copies of all reports filed.
Based solely on a review of the copies of such reports furnished to 1st Source and written representations from the executive officers and directors that no other reports were required, 1st Source believes that all filing requirements were complied with by such persons during the last fiscal year except for one untimely filing in February 2023 for a purchase of 500 shares by Mr. Schwabero in July 2021 that had not been previously reported due to a process error by the Company.
Based solely on a review of the copies of reports furnished to 1st Source by persons known to be 10% beneficial owners of 1st Source, 1st Source believes that all filing requirements were complied with by such persons during the last fiscal year.
PROPOSAL NUMBER 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION
BACKGROUND OF THE PROPOSAL
The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), which was enacted on July 21, 2010, contains a requirement that publicly traded firms, like the Company, permit a separate, non-binding advisory shareholder vote to approve the compensation of the Company’s executive officers. The Board of Directors approved permitting this non-binding advisory shareholder vote every three years after taking into account the results of the non-binding advisory shareholder vote recommending this frequency at the 2011 Annual Meeting. In accordance with these requirements, we are providing shareholders an opportunity to cast an advisory vote on the compensation of our executive officers at the 2023 Annual Meeting.
EXECUTIVE COMPENSATION
The Company believes that its compensation policies and procedures are focused on “pay for performance” principles over the longer term and are strongly aligned with the long-term interests of shareholders. 1st Source believes that both the Company and its shareholders benefit from responsive corporate governance policies and constructive and consistent dialogue. A main objective of the Company’s executive compensation program is to align a significant portion of each executive officer’s total compensation with the Company’s annual and long-term performance and with the interests of its shareholders. A related objective of the executive compensation program is to attract and retain experienced, highly qualified executives so as to enhance the Company’s long-term success and shareholder value. The Company believes that its compensation policies and procedures achieve these objectives. Additionally, the incentive plans included in the Company’s compensation policies and procedures reflect the following best practices in equity compensation programs:
•Independent oversight. The plans are administered by the Executive Compensation and Human Resources Committee (the “Committee”), which is comprised entirely of independent directors.
•Clawback provisions. All awards under the plans are subject to potential forfeiture and/or recovery by the Company in the event it is subsequently determined that they are based on overstated financial results or metrics, either for business units of the Company or the Company as a whole.

•Shares awarded subject to future employment and continued Company performance. Shares granted under the annual awards pursuant to the Executive Incentive Plan (“EIP Plan”) are subject to forfeiture over the following five years if the Participant fails to continue to be employed (except in the case of death, disability or normal retirement) or if the Company fails to meet certain financial requirements which are set by the Committee at the time of grant. If the Company does not meet the financial requirements by the end of this forfeiture period, the shares are forfeited unless the Committee elects to waive the forfeiture period. The Committee’s intent is to use this authority only in situations where the Company generally performs in the upper quartile (usually top quartile) of its peer groups for a given period, but annual award shares granted under the EIP Plan would otherwise have been forfeited. Shares granted under the long-term awards pursuant to the EIP Plan are subject to forfeiture over the following five years if the Employee fails to remain employed (except in the case of death, disability or normal retirement). Also, shares granted under the long-term award plan and scheduled to be released from risk of forfeiture for a given year will be forfeited if the Company fails to achieve positive net income for that calendar year.
•Restrictions on book value shares awarded for annual performance. Participants awarded book value shares pursuant to the EIP Plan are required, with limited exceptions, to hold the shares until retirement and then sell them back to the Company at the then book value. The EIP Plan has remained in place for 41 years. Some participants continue to hold shares acquired in the 1980s.
•Targeted incentives for strategic execution. The Strategic Deployment Incentive Plan was formalized in its current form in 2016 and is designed to encourage NEOs and other members of senior management to execute the Company’s strategic objectives on an annual and a long-term basis.
Shareholders are encouraged to carefully review the Compensation Discussion & Analysis, executive compensation tables, accompanying narrative disclosures and other compensation information in this proxy statement for a detailed discussion of the Company’s executive compensation program.
As required by the Dodd-Frank Act and the guidance provided by the SEC and as described in this proxy statement, at the annual meeting shareholders will have the opportunity to cast an advisory vote on the Company’s executive compensation plans, programs and arrangements through what is commonly known as a “say on pay” proposal. This gives the Company’s shareholders the opportunity to endorse or not endorse the Company’s executive compensation program and policies through the following resolution:
“Resolved, that the shareholders of 1st Source Corporation approve the overall executive compensation policies and procedures employed by 1st Source Corporation and disclosed in the proxy statement for the 2023 Annual Meeting of Shareholders.”
VOTE REQUIRED AND EFFECT
Approval of the Company’s executive compensation policies and procedures would require that the number of votes cast in favor of the proposal exceed the number of votes cast against the proposal. Neither abstentions nor broker non-votes will affect whether more votes are cast “for” than “against” the proposal since neither is considered a “vote cast.” Because the shareholder vote is advisory, it is not binding upon the Board of Directors. However, the Executive Compensation and Human Resources Committee and the Board of Directors will take into account the outcome of the vote when considering future executive compensation arrangements.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE PROPOSAL ON EXECUTIVE COMPENSATION.

PROPOSAL NUMBER 3: ADVISORY APPROVAL OF FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION
BACKGROUND OF THE PROPOSAL
Section 951 of the Dodd-Frank Act requires the Company to seek a non-binding advisory shareholder vote to permit shareholders to express their views on how often shareholders will vote on the Company’s executive compensation as disclosed in the applicable Compensation Discussion and Analysis, executive compensation tables and related narrative disclosure. This non-binding advisory vote, which must be held at least once every six years, is commonly referred to as a “Say-on-Frequency” vote. Under this proposal, shareholders may indicate whether they would prefer to have an advisory vote to approve our executive compensation every one year, every two years, or every three years.
FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION
We believe that an advisory vote should take place every three years primarily because our executive compensation program is designed to drive long-term shareholder value creation and changes little from year-to-year. The basic framework of our compensation program has been in place since 1982. During all that time overall executive compensation or executive incentive awards has been largely aligned with our peers. Furthermore, annual awards given to the senior officers have traditionally been within the Company’s salary guidelines as approved by the Committee on an annual basis and the only variations have occurred when the Committee has determined that members of senior management were below their peers and needed to be adjusted accordingly. This was also confirmed in 2021 by an outside independent consulting firm, Blanchard Consulting Group, previously contracted by the Committee as described above in the “Compensation Consultants” section of the Compensation Discussion & Analysis. As noted in the Compensation Discussion & Analysis and Proposal Number 2 above, a main objective of the Company’s executive compensation program is to align a significant portion of each executive officer’s total compensation with the Company’s annual and long-term performance and with the interests of its shareholders. A triennial vote will provide adequate time to thoughtfully respond to shareholders’ sentiments while being consistent with this long-term focus. In addition, the three-year time frame presented in the Summary Compensation Table is consistent with a triennial vote.
VOTE REQUIRED AND EFFECT
As an advisory vote, the result will not be binding upon the Board of Directors, although the Executive Compensation and Human Resources Committee and the Board of Directors will consider the outcome in determining the frequency of such vote. Shareholders are not being asked to approve or disapprove the Board’s recommendation, but rather to indicate their choice among the frequency options. Please mark on the Proxy Card your preference as to the frequency of holding shareholder advisory votes on executive compensation, as either every three years, two years, or one year or mark “abstain” on this proposal.
THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS SELECT AN ADVISORY VOTE BY SHAREHOLDERS EVERY THREE YEARS ON THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE COMPENSATION DISCUSSION AND ANALYSIS, EXECUTIVE COMPENSATION TABLES AND RELATED DISCLOSURES.
PROPOSAL NUMBER 4: RATIFICATION OF THE APPOINTMENT OF FORVIS, LLP AS 1ST SOURCE CORPORATION’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023
The Audit, Finance and Risk Committee has appointed FORVIS, LLP (formerly BKD, LLP) (“FORVIS”) as the independent registered public accounting firm for 1st Source for the fiscal year ending December 31, 2023. The Audit, Finance and Risk Committee made their decision on a number of factors, including the strength and reputation of the firm and its proposed service team, its expertise in the commercial banking and financial services industries, its legal and regulatory record, its relative cost, its ability to provide research and professional development resources to 1st Source personnel and other factors. The Board of Directors has determined that the appointment will be submitted for ratification by the shareholders. The Board of Directors and the Audit, Finance and Risk Committee recommend that shareholders ratify the appointment of FORVIS as the independent registered accounting firm for the Company and its subsidiaries for the fiscal year ending December 31, 2023. If our shareholders do not ratify the appointment, the Audit, Finance and Risk Committee will investigate the basis for the negative vote and will reconsider its appointment in light of the results of such investigation.
2023 will be the ninth year that FORVIS will serve as the independent registered public accounting firm for the Company. Representatives of FORVIS will be present at the Annual Meeting and will be afforded an opportunity to make a statement, if they desire to do so, and to respond to questions from shareholders.
THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF FORVIS, LLP AS 1ST SOURCE CORPORATION’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023.

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The financial statements of 1st Source are audited annually by an independent registered public accounting firm. For the years ended December 31, 2022, 2021, and 2020, the audit was performed by FORVIS, LLP. Fees for professional services provided by FORVIS, LLP for the last three (3) years were as follows:

	FORVIS	FORVIS	FORVIS
	2022	2021	2020
Audit Fees	$422,500	$410,400	$397,650
Audit-Related Fees(1)	19,375	47,400	31,000
Tax Fees	10,575	10,375	10,075
All Other Fees	—	—	—
Total	$452,450	$468,175	$438,725

(1) Amounts billed for employee benefit plan audits and other assurance services performed during the fiscal years indicated.
The Audit, Finance and Risk Committee Charter requires that the Audit, Finance and Risk Committee shall pre-approve all audit and non-audit services provided by the independent auditors and that the Audit, Finance and Risk Committee shall not engage the independent auditors to perform the specific non-audit services proscribed by law or regulation. The Committee may delegate pre-approval authority to a member of the Audit, Finance and Risk Committee. The decisions of any Audit, Finance and Risk Committee member to whom pre-approval authority is delegated must be presented to the full Audit, Finance and Risk Committee at its next scheduled meeting. All fees paid to FORVIS, LLP in 2022 for non-audit services were pre-approved by the Audit, Finance and Risk Committee.
PROPOSALS OF SHAREHOLDERS
Proposals intended for inclusion in our 2024 proxy statement pursuant to SEC Rule 14a-8 submitted by shareholders for presentation at the next Annual Meeting must be submitted in writing to the Secretary, 1st Source Corporation, no earlier than 120 days, nor later than 90 days, prior to the next Annual Meeting to be held on or before April 25, 2024. Proposals not intended for inclusion in our 2024 proxy statement pursuant to the process under Rule 14a-8 must be submitted by shareholders in writing to the Secretary, 1st Source Corporation, on or before January 25, 2024.
In addition, SEC Rule 14a-19 requires inclusion on the Company’s proxy card of all nominees for director for whom the Company has received notice under the rule, which must be received no later than 60 calendar days prior to the first anniversary of the preceding year’s annual meeting. For the proxy card relating to next year’s annual meeting, notice must be received at the Company’s principal executive offices of a shareholder’s intent to solicit proxies and the names of their nominees no later than February 20, 2024. Such notice must comply with the requirements of Rule 14a-19(b).
ADDITIONAL INFORMATION
Receipt of a favorable vote of a plurality of the votes cast in the election of directors at the annual meeting is required for election of directors. Ratification of the appointment of independent auditors and the advisory approval of executive compensation requires that the votes cast in favor exceed the votes cast against. The advisory vote on the frequency of advisory votes on executive compensation serves to gather information concerning shareholder preferences, so no voting threshold is required to be met for such matter to be approved. The Company knows of no other proposals expected to be presented at the meeting. Such a proposal, if any, would be approved if votes in favor of such proposal exceed those cast against.
The SEC’s rules permit a company to deliver a single proxy statement, annual report, notice of Internet availability of proxy materials or prospectus to an address shared by two or more of its shareholders. This method of delivery is referred to as “householding.” Unless shareholders request otherwise, 1st Source will “household” their proxy statement and annual report, as well as any prospectus or notice of Internet availability of proxy materials, which may be sent to them. Regardless of how many 1st Source shareholders live under one roof, they will receive a single copy of each proxy statement, annual report, notice of Internet availability of proxy materials or prospectus that is being mailed to shareholders. However, 1st Source will continue to deliver to every 1st Source shareholder in a household an individual proxy card in connection with any meeting of its shareholders where votes are being cast.
If a shareholder prefers to receive individual copies of proxy statements, annual reports, notice of Internet availability of proxy materials or prospectuses, the shareholder should write to Chuck Ditto, Trust Operations, 1st Source Corporation, P. O. Box 1602, South Bend, IN 46634. 1st Source will start sending separate documents to a requesting shareholder of record within 30 days of the request.
Beneficial shareholders can request information about householding from their banks, brokers or other holders of record.
Important Notice Regarding The Availability Of Proxy Materials For The Shareholder Meeting To Be Held On April 20, 2023: The Notice of Annual Meeting of Shareholders and Proxy Statement, Annual Report and Proxy Card are available at www.proxyvote.com.
A copy of 1st Source’s Annual Report on Form 10-K is furnished herewith to shareholders for the calendar year ended December 31, 2022, containing financial statements for such year.
By Order of the Board of Directors,
John B. Griffith
Secretary
South Bend, Indiana
March 10, 2023

Your **Vote** Counts!

1ST SOURCE CORPORATION

2023 Annual Meeting
Vote by April 19, 2023 11:59 PM ET. For shares held in a Plan, vote by April 17, 2023 11:59 PM ET.

D97481-P86879

You invested in 1ST SOURCE CORPORATION and it's time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. **This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on April 20, 2023.**

Get informed before you vote

View the Notice of Annual Meeting of Shareholders and Proxy Statement, Annual Report and Proxy Card online OR you can receive a free paper or email copy of the material(s) by requesting prior to April 6, 2023. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

For complete information and to vote, visit **www.ProxyVote.com**

Control #

Smartphone users

Point your camera here and vote without entering a control number

Vote Virtually at the Meeting*

April 20, 2023
8:00 a.m.

Virtually at:
www.virtualshareholdermeeting.com/SRCE2023

*Please check the meeting materials for any special requirements for meeting attendance.

V1.1

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items		Board Recommends
1.	Election of Directors for terms expiring April 2026: **Nominees:**	
1a.	Andrea G. Short	For
1b.	Christopher J. Murphy III	For
1c.	Timothy K. Ozark	For
1d.	Todd F. Schurz	For
2.	Advisory Approval of Executive Compensation.	For
3.	Advisory Approval of Frequency of Future Advisory Votes on Executive Compensation.	3 Years
4.	Ratification of the appointment of FORVIS, LLP as 1st Source Corporation's independent registered public accounting firm for the fiscal year ending December 31, 2023.	For

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof. This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted for all nominees listed in proposal 1, for proposals 2 and 4 and 3 Years for proposal 3. The undersigned hereby appoints Christopher J. Murphy III, John B. Griffith and Brett A. Bauer and each of them proxies; to represent the undersigned, with full power of substitution, at the Annual Meeting of Shareholders of 1st Source Corporation to be held April 20, 2023 and at any and all adjournments thereof.

Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click "Sign up for E-delivery".

D97482-P86879

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on April 19, 2023 for shares held directly and by 11:59 p.m. Eastern Time on April 17, 2023 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/SRCE2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on April 19, 2023 for shares held directly and by 11:59 p.m. Eastern Time on April 17, 2023 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D97468-P86879

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

1ST SOURCE CORPORATION

The Board of Directors recommends you vote FOR the following:

1. Election of Directors for terms expiring April 2026:

Nominees:	**For**	**Against**	**Abstain**
1a. Andrea G. Short	☐	☐	☐
1b. Christopher J. Murphy III	☐	☐	☐
1c. Timothy K. Ozark	☐	☐	☐
1d. Todd F. Schurz	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

	For	**Against**	**Abstain**
2. Advisory Approval of Executive Compensation.	☐	☐	☐

The Board of Directors recommends you select 3 YEARS on the following proposal:

	3 Years	**2 Years**	**1 Year**	**Abstain**
3. Advisory Approval of Frequency of Future Advisory Votes on Executive Compensation.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof. This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted for all nominees listed in proposal 1, for proposals 2 and 4 and 3 Years for proposal 3. The undersigned hereby appoints Christopher J. Murphy III, John B. Griffith and Brett A. Bauer and each of them proxies; to represent the undersigned, with full power of substitution, at the Annual Meeting of Shareholders of 1st Source Corporation to be held April 20, 2023 and at any and all adjournments thereof.

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX] | Date

Signature (Joint Owners) | Date

ANNUAL MEETING OF SHAREHOLDERS OF 1st SOURCE CORPORATION

April 20, 2023, 8:00 a.m.

D97469-P86879

1ST SOURCE CORPORATION
Proxy for Annual Meeting of Shareholders April 20, 2023
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Christopher J. Murphy III, John B. Griffith, and Brett A. Bauer and each of them proxies; to represent the undersigned, with full power of substitution, at the Annual Meeting of Shareholders of 1st Source Corporation to be held April 20, 2023 and at any adjournments thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

(Continued and to be signed on the reverse side)